UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.             )

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Citrix Systems, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:	April 14, 2006

You are cordially invited to attend the annual meeting of stockholders of Citrix Systems, Inc. (the “Company”) to be held at 5:00 p.m., local time, on Thursday, May 18, 2006 at our San Jose offices where our Application Networking Group is based, located at 180 Baytech Drive, San Jose, CA 95134.

At this Annual Meeting, the agenda includes the election of two Class II directors for three-year terms, approval of an amendment to our 2005 Equity Incentive Plan, and ratification of our independent registered public accountants. The Board of Directors unanimously recommends that you vote FOR election of the director nominees, FOR approval of the amendment to our 2005 Equity Incentive Plan and FOR ratification of appointment of the independent registered public accountants.

Details regarding the matters to be acted upon at this Annual Meeting appear in the accompanying Proxy Statement. Please give this material your careful attention.

If you are a stockholder of record, please vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage-prepaid envelope, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. It is important that your shares be voted whether or not you attend the meeting in person. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy card by phone or on the Internet. Your prompt cooperation will be greatly appreciated.

Very truly yours,

DAVID R. FRIEDMAN

Corporate Vice President, General Counsel and Secretary

CITRIX SYSTEMS, INC.

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 18, 2006

To the Stockholders of Citrix Systems, Inc.:

The Annual Meeting of Stockholders of Citrix Systems, Inc., a Delaware corporation (the “Company”), will be held on Thursday, May 18, 2006, at 5:00 p.m., local time, at the Company’s San Jose offices where the Company’s Application Networking Group is based, located at 180 Baytech Drive, San Jose, CA 95134, for the following purposes:

1.	To elect two (2) Class II members to the Board of Directors as directors, each to serve for a three-year term and until his successor has been duly elected and qualified or until his earlier resignation or removal;

2.	To approve an amendment to the Company’s 2005 Equity Incentive Plan to (i) increase the aggregate number of shares authorized for issuance under such plan by 5.4 million shares of Citrix common stock and (ii) increase the aggregate number of shares of Citrix common stock issuable pursuant to restricted stock, restricted stock units, performance units or stock grants by 500,000 shares of Citrix common stock;

3.	To ratify the appointment of the accounting firm of Ernst & Young LLP as the Company’s independent registered public accountants for the current year; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 20, 2006, are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy card by telephone or on the Internet.

By Order of the Board of Directors,

DAVID R. FRIEDMAN

Corporate Vice President, General Counsel and Secretary

Fort Lauderdale, Florida

April 14, 2006

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, COMPLETE YOUR PROXY USING THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE ENCLOSED PROXY CARD OR COMPLETE YOUR PROXY ON THE INTERNET AT THE ADDRESS LISTED ON THE PROXY CARD IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

CITRIX SYSTEMS, INC.

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

PROXY STATEMENT

For the Annual Meeting of Stockholders

To Be Held on May 18, 2006

April 14, 2006

Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of Citrix Systems, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on Thursday, May 18, 2006, at 5:00 p.m., local time, at our San Jose offices where the Company’s Application Networking Group is based, located at 180 Baytech Drive, San Jose, CA 95134, or at any adjournments or postponements thereof (the “Annual Meeting”). An Annual Report to Stockholders, containing financial statements for the fiscal year ended December 31, 2005, is being mailed together with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting. This Proxy Statement and the form of proxy were first mailed to stockholders on or about April 14, 2006.

The purposes of the Annual Meeting are to elect two Class II directors for three-year terms, approve an amendment to the Company’s 2005 Equity Incentive Plan, and ratify the appointment of the Company’s independent registered public accountants. Only stockholders of record at the close of business on March 20, 2005 (the “Record Date”) will be entitled to receive notice of and to vote at the Annual Meeting. As of that date, 179,912,817 shares of common stock, $.001 par value per share, of the Company (the “Common Stock”) were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. You may vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or voted by phone or on the Internet. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (a) filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (b) duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting, or (c) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Citrix Systems, Inc., 851 West Cypress Creek Road, Fort Lauderdale, Florida 33309, Attention: Secretary, before the taking of the vote at the Annual Meeting.

The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

For Proposal 1, the election of Class II directors, the nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Annual Meeting shall be elected as directors. For each of Proposal 2, the approval of an amendment the Company’s 2005 Equity Incentive Plan, and Proposal 3, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the current year, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on each such matter is required for approval. An automated system administered by the Company’s transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker “non-votes” are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

The persons named as attorneys-in-fact in the proxies, Mark B. Templeton and David J. Henshall, were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted by such persons at the Annual Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR election of the director nominees, FOR approval of the amendment to the Company’s 2005 Equity Incentive Plan, and FOR ratification of the appointment of the independent registered public accountants.

Aside from the election of directors, approval of the amendment to the Company’s 2005 Equity Incentive Plan, and ratification of the appointment of the independent registered public accountants, the Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of the Record Date: (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) by each director or nominee of the Company; (iii) by each present or former executive officer of the Company named in the Summary Compensation Table set forth below under “Compensation and Other Information Concerning Directors and Officers;” and (iv) by all directors and executive officers of the Company as a group.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned(2)
FMR Corp.(3) 82 Devonshire Street Boston, MA 02109	18,630,265	10.355%
PRIMECAP Management Company(4) 225 South Lake Avenue, #400 Pasadena, CA 91101	14,353,526	7.978%
Vanguard Chester Funds – Vanguard PRIMECAP Fund (5) 100 Vanguard Blvd. Malvern, PA 19355	9,750,000	5.419%
Putnam, LLC., Putnam Investments(6) One Post Office Square Boston, MA 02109	8,335,111	4.633%
Mark B. Templeton(7)	2,009,499	1.117%
Stephen M. Dow(8)	587,504	*
John C. Burris(9)	384,096	*
John W. White(10)	186,800	*
Stefan Sjostrom(11)	10,715	*
David J. Henshall(12)	131,556	*
Gary E. Morin(13)	101,333	*
Thomas F. Bogan(14)	92,933	*
David R. Friedman(15)	52,836	*
Murray J. Demo(16)	25,000	*
Godfrey R. Sullivan(17)	25,000	*
All executive officers, directors and nominees as a group(18) (12 persons)	3,678,924	2.045%

*	Represents less than 1% of the outstanding Common Stock
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes voting and investment power with respect to shares. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the SEC, the number of shares of Common Stock deemed outstanding includes shares issuable pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of the Record Date (“presently exercisable stock options”).
(2)	Applicable percentage of ownership as of the Record Date is based upon 179,912,817 shares of Common Stock outstanding.
(3)	FMR Corp. filed an amended Schedule 13G on February 14, 2006, as a parent holding company on behalf of itself, its Chairman, Edward C. Johnson 3d, and four of its subsidiaries, Devonshire Street, an investment adviser, Fidelity Management Trust Company, a bank under the Exchange Act, Strategic Advisers, Inc. an investment adviser, and Fidelity International Limited, a qualified institution. According to the report, FMR Corp. has sole dispositive power as to all of the shares and sole voting power as to 1,773,847 shares. The report states that FMR Corp. and Fidelity International Limited are not acting as a group for purposes of Section 13(d) under the Securities Act and that they are not otherwise required to attribute to each other the beneficial ownership of securities beneficially owned by the other. FMR Corp. filed the Schedule 13G/A on a voluntary basis as if all of the shares are beneficially owned by FMR Corp. and Fidelity International Limited on a joint basis.
(4)	With respect to information relating to PRIMECAP Management Company, the Company has relied on information supplied by such entity on an amended Schedule 13G filed with the SEC on February 14, 2006. According to such amended Schedule 13G, PRIMECAP Management Company reported sole dispositive power as to all the shares and sole voting power as to 2,127,226 shares.
(5)	With respect to information relating to Vanguard Chester Funds – Vanguard PRIMECAP Fund, the Company has relied on information supplied by such entity on an amended Schedule 13G filed with the SEC on February 13, 2006. According to such amended Schedule 13G, Vanguard Chester Funds-Vanguard PRIMECAP Fund reported sole dispositive power as to none of the shares and sole voting power as to all of the shares.
(6)	Putnam, LLC d/b/a Putnam Investments filed an amended Schedule 13G on February 10, 2006, on behalf of itself and its parent company, Marsh & McLennan Companies, Inc., and its two registered-investment-advisor subsidiaries, Putnam Investment Management, LLC. and The Putnam Advisory Company, LLC. The report states that both registered investment advisors have dispositive power over the shares as investment managers, but each of Putnam Investment Management, LLC.’s mutual fund trustees have voting power over the shares held by each fund, and The Putnam Investment Advisory Company, LLC. has shared voting power over the shares held by institutional clients. Putnam, LLC reported shared voting power as to 579,876 shares and shared dispositive power as to all 8,335,111 shares beneficially owned by it. Putnam Investment Management LLC. reported shared voting power as to 17,930 shares and shared dispositive power as to 7,564,253 shares. The Putnam Advisory Company, LLC. reported shared voting power as to 561,946 shares and shared dispositive power as to 770,858 shares.
(7)	Includes 1,872,548 shares of Common Stock issuable pursuant to presently exercisable stock options.
(8)	Includes 328,488 shares of Common Stock issuable pursuant to presently exercisable stock options.
(9)	Includes 381,909 shares of Common Stock issuable pursuant to presently exercisable stock options.
(10)	Includes of 185,000 shares of Common Stock issuable pursuant to presently exercisable stock options.
(11)	Consists of 10,715 shares of Common Stock issuable pursuant to presently exercisable stock options.
(12)	Includes of 129,029 shares of Common Stock issuable pursuant to presently exercisable stock options.
(13)	Includes 98,333 shares of Common Stock issuable pursuant to presently exercisable stock options.
(14)	Includes 83,333 shares of Common Stock issuable pursuant to presently exercisable stock options.
(15)	Consists of 52,836 shares of Common Stock issuable pursuant to presently exercisable stock options.
(16)	Consists of 25,000 shares of Common Stock issuable pursuant to presently exercisable stock options.
(17)	Consists of 25,000 shares of Common Stock issuable pursuant to presently exercisable stock options.
(18)	Includes 3,214,552 shares of Common Stock issuable pursuant to presently exercisable stock options.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

The Company’s Board of Directors currently consists of seven members. The Company’s By-laws divide the Board of Directors into three classes. One class is elected each year for a term of three years. The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Messrs. Thomas F. Bogan and Gary E. Morin and recommended that each be elected to the Board of Directors as a Class II director, each to hold office until the Annual Meeting of Stockholders to be held in the year 2009 and until his successor has been duly elected and qualified or until his earlier death, resignation or removal. Messrs. Bogan and Morin are Class II directors whose terms expire at this Annual Meeting. The Board of Directors is also composed of (i) three Class III directors (Stephen M. Dow, Godfrey R. Sullivan, and Mark B. Templeton), whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2007 and (ii) two Class I Directors (Murray J. Demo and John W. White), whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2008. Mr. Bogan serves as the Chairperson of the Board of Directors.

The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THE NOMINEES LISTED BELOW.

The following table sets forth the nominees to be elected at the Annual Meeting and continuing directors, the year each such nominee or director was first elected a director, the positions with the Company currently held by each nominee and director, the year each nominee’s or director’s current term will expire and each nominee’s and director’s current class:

Nominee’s or Director’s Name and Year First Became a Director	Position(s) with the Company	Year Current Term Will Expire	Current Class of Director
Nominees for Class II Directors:
Thomas F. Bogan 2003	Director and Chairperson	2006	II
Gary E. Morin 2003	Director	2006	II

Continuing Directors:
Mark B. Templeton 1998	President, Chief Executive Officer and Director	2007	III
Stephen M. Dow 1989	Director	2007	III
Godfrey R. Sullivan 2005	Director	2007	III
Murray J. Demo 2005	Director	2008	I
John W. White 1998	Director	2008	I

OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the director nominees to be elected at the Annual Meeting, the directors and the executive officers of the Company, their ages, and the positions currently held by each such person with the Company immediately prior to the Annual Meeting.

Name	Age	Position
Mark B. Templeton	53	President, Chief Executive Officer and Director
John C. Burris	51	Senior Vice President, Corporate Sales and Services
Brett M. Caine	46	Group Vice President & General Manager, Online Group
David R. Friedman	45	Corporate Vice President, General Counsel and Secretary
David J. Henshall	38	Senior Vice President and Chief Financial Officer
Stefan Sjostrom	52	Vice President, EMEA Sales and General Manager
Thomas F. Bogan(1)(4)(5)(6)	54	Director
Murray J. Demo(2)(3)(4)	44	Director
Stephen M. Dow(2)(3)(4)(9)	50	Director
Gary E. Morin(2)(3)(4)(7)(8)	57	Director
Godfrey R. Sullivan(1)(4)	52	Director
John W. White(1)(4)	67	Director

(1)	Member of Compensation Committee
(2)	Member of Audit Committee
(3)	Member of Finance Committee
(4)	Member of Nominating and Corporate Governance Committee
(5)	Chairperson of the Board of Directors
(6)	Chairperson of the Compensation Committee
(7)	Chairperson of the Audit Committee
(8)	Chairperson of the Finance Committee
(9)	Chairperson of the Nominating and Corporate Governance Committee

Mark B. Templeton has served as President of the Company since January 1998 and as Chief Executive Officer from June 2001 to the present. Mr. Templeton also served as Chief Executive Officer of the Company from January 1999 to June 2000 and as Senior Executive Officer of the Company from July 2000 to May 2001. He was elected to the Board of Directors in May 1998 and re-elected in May 2001.

John C. Burris has served as Senior Vice President, Corporate Sales and Services of the Company since January 2001 and from July 1999 to January 2001, Mr. Burris served as Senior Vice President, Services of the Company. Prior to joining the Company, Mr. Burris was employed by Lucent Technologies, a publicly traded communications networks company, from 1994 to 1999 as Vice President and General Manager of the Gulf States region.

Brett M. Caine has served as Group Vice President and General Manager, Online Group since August 2004. From August 2003 to August 2004, Mr. Caine served as Senior Vice President, Worldwide Sales for Expertcity.com, Inc., a software company acquired by the Company in February 2004. From April 2000 to December 2002, Mr. Caine served as Vice President, Worldwide Partners and Channels and Vice President, Territory Sales for Openwave Systems, Inc.

David R. Friedman has served as Corporate Vice President, General Counsel and Secretary of the Company since October 2002. Prior to joining the Company, Mr. Friedman served as Senior Vice President, General Counsel and Clerk from 1999 to 2002 and Vice President, General Counsel and Clerk from 1998 to 1999 at Parametric Technology Corporation, a software company.

David J. Henshall has served as Senior Vice President and Chief Financial Officer of the Company since January 2006. From April 2003 to January 2006, Mr. Henshall served as Vice President and Chief Financial Officer of the Company. Prior to joining the Company, Mr. Henshall served as Vice President, Chief Financial Officer, Treasurer and Secretary from 2002 to 2003, Vice President of Finance and Treasurer from 2001 to 2002, Treasurer from 1999 to 2001 and Assistant Treasurer from 1998 to 1999 for Rational Software Corporation, a software company acquired by IBM Corporation in 2003. Mr. Henshall is a member of the Board of Directors of AeA, a high-tech trade association.

Stefan Sjostrom has served as Vice President, EMEA (i.e., Europe, Middle East and Africa) Sales and General Manager of the Company since March 2001. Prior to joining the Company, Mr. Sjostrom served as Managing Director and Vice President of BSDi EMEA Ltd., a software company, from April 2000 to February 2001. From November 1998 to April 2000, Mr. Sjostrom was Managing Partner of CMHS Management Consulting, a consulting firm.

Thomas F. Bogan has served as a director of the Company since January 2003 and as Chairperson of the Board of Directors since May 2005. Since 2004, Mr. Bogan has been a Partner at Greylock Partners, a venture capital firm. From 1997 to 2003, Mr. Bogan served in a variety of positions with Rational Software Corporation, a software company acquired by IBM Corporation in 2003, including President and Chief Operating Officer from 2000 to 2003 and Senior Vice President and Chief Operating Officer from 1999 to 2000.

Murray J. Demo has served as a director of the Company since February 2005. Since 1996 Mr. Demo has held various positions at Adobe Systems Incorporated including Senior Vice President and Chief Financial Officer, Executive Vice President and Chief Financial Officer, Director of Operations Finance, Corporate Controller and Vice President, Corporate Controller.

Stephen M. Dow has served as a director of the Company since 1989 and served as Chairperson of the Board of Directors from May 2002 to May 2005. Since 1983, Mr. Dow has served as a general partner of Sevin Rosen Funds, a venture capital investment firm. Mr. Dow serves on the Board of Directors of Cytokinetics, Inc., a publicly traded biopharmaceutical company.

Gary E. Morin has served as a director of the Company since January 2003. From September 2005 until March 2006, Mr. Morin served as Executive Vice President of Lexmark International, Inc., a publicly traded laser and inkjet printer and supplies company. From 2000 until September 2005, Mr. Morin served as Executive Vice President and Chief Financial Officer of Lexmark. From 1996 to 2000, Mr. Morin served as Vice President and Chief Financial Officer of Lexmark.

Godfrey R. Sullivan has served as a director of the Company since February 2005. Since 2004, Mr. Sullivan has served as President and Chief Executive Officer of Hyperion Solutions Corporation, a publicly traded software company. From 2001 to 2004, Mr. Sullivan served as President and Chief Operating Officer of Hyperion. From 2000 to 2001, Mr. Sullivan served as Chief Executive Officer of Promptu Corporation, an enterprise marketing automation software company. From 1992 to 2000, Mr. Sullivan served in senior management positions at Autodesk, Inc., a design software and digital media company, including as President, Discreet Division and Executive Vice President, Personal Solutions Group. Mr. Sullivan serves on the Board of Directors of Hyperion Solutions Corporation.

John W. White has served as a director of the Company since July 1998. From February 1994 to October 1998, Mr. White served as Vice President and Chief Information Officer at Compaq Computer Corporation, a computer company and supplier of computer systems. Prior to joining Compaq, Mr. White spent more than 28 years at Texas Instruments, a diversified electronics company, most recently as President of the Information Technology Group. Mr. White serves on the Board of Directors of Metasolv Software, a publicly traded software company and served on the Board of Directors of Siebel Systems, Inc. until its acquisition by Oracle Corporation in January 2006.

Executive officers of the Company are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified.

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of Members of the Board of Directors

The Board of Directors has determined that each of the Company’s non-employee directors: Messrs. Bogan, Demo, Dow, Morin, Sullivan and White is independent within the meaning of the director independence standards of The Nasdaq Stock Market, Inc. (“Nasdaq”) and the Securities and Exchange Commission (“SEC”), including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Furthermore, the Board of Directors has determined that each member of each of the committees of the Board of Directors is independent within the meaning of Nasdaq’s and the SEC’s director independence standards.

Executive Sessions of Independent Directors

Executive sessions of the independent directors are held four times a year following regularly scheduled in-person meetings of the Board of Directors. Executive sessions do not include the employee director of the Company, and the Chairperson of the Board of Directors is responsible for chairing the executive sessions.

Policies Governing Director Nominations

Director Qualifications

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for reviewing with the Board of Directors from time to time the appropriate qualities, skills and characteristics desired of members of the Board of Directors in the context of the needs of the business and current make-up of the Board of Directors. This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all directors:

•	Directors must be of the highest ethical character and share the values of the Company as reflected in the Company’s Code of Business Conduct;

•	Directors must have reputations, both personal and professional, consistent with the image and reputation of the Company;

•	Directors must have the ability to exercise sound business judgment;

•	Directors must have substantial business or professional experience and be able to offer meaningful advice and guidance to the Company’s management based on that experience; and

•	Directors must have received a bachelor’s degree from a qualified institution.

The Nominating and Corporate Governance Committee also considers numerous other qualities, skills and characteristics when evaluating director nominees, such as:

•	An understanding of and experience in software and services, technology, accounting, governance, finance or marketing;

•	Leadership experience with public companies or other sophisticated and complex organizations;

•	Experience on another public company board;

•	Experience that would qualify such director as an “audit committee financial expert” under the rules of the SEC; and

•	Such other factors as determined by the Nominating and Corporate Governance Committee from time to time.

Process for Identifying and Evaluating Director Nominees

The Board of Directors is responsible for selecting its own members. The Board of Directors delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors, and of management, will be requested to take part in the process as appropriate.

Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board of Directors’ approval as director nominees for election to the Board of Directors. The Nominating and Corporate Governance Committee also recommends candidates to the Board of Directors for appointment to the committees of the Board of Directors.

Procedures for Recommendation of Director Nominees by Stockholders

The Nominating and Corporate Governance Committee will consider director nominee candidates who are recommended by stockholders of the Company. Stockholders, in submitting recommendations to the Nominating and Corporate Governance Committee for director nominee candidates, shall follow the following procedures:

The Nominating and Corporate Governance Committee must receive any such recommendation for nomination not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting.

All recommendations for nomination must be in writing and include the following:

•	Name and address of the stockholder making the recommendation, as they appear on the Company’s books and records, and of such record holder’s beneficial owner;

•	Number of shares of capital stock of the Company that are owned beneficially and held of record by such stockholder and such beneficial owner;

•	Name of the individual recommended for consideration as a director nominee;

•	All other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board of Directors and elected; and

•	A written statement from the stockholder making the recommendation stating why such recommended candidate meets the Company’s criteria and would be able to fulfill the duties of a director.

Nominations must be sent to the attention of the Secretary of the Company by one of the two methods listed below:

By U.S. mail (including courier or expedited delivery service) to:

Citrix Systems, Inc.

851 West Cypress Creek Road

Fort Lauderdale, FL 33309

Attn: Secretary of Citrix Systems, Inc.

By facsimile to: (954) 267-2862

Attn: Secretary of Citrix Systems, Inc.

The Secretary of the Company will promptly forward any such nominations to the Nominating and Corporate Governance Committee. As a requirement to being considered for nomination to the Company’s Board of Directors, a candidate will need to comply with the following minimum procedural requirements:

•	A candidate must undergo a comprehensive private investigation background check by a qualified company of the Company’s choosing; and

•	A candidate must complete a detailed questionnaire regarding his or her experience, background and independence.

Once the Nominating and Corporate Governance Committee receives the nomination of a candidate and the candidate has complied with the minimum procedural requirements above, such candidacy will be evaluated and a recommendation with respect to such candidate will be delivered to the Board of Directors.

Policy Governing Security Holder Communications with the Board of Directors

The Board of Directors provides to every security holder the ability to communicate with the Board of Directors as a whole and with individual directors on the Board of Directors through an established process for security holder communication as follows:

For communications directed to the Board of Directors as a whole, security holders may send such communications to the attention of the Chairperson of the Board of Directors by one of the two methods listed below:

By U.S. mail (including courier or expedited delivery service) to:

Citrix Systems, Inc.

851 West Cypress Creek Road

Fort Lauderdale, FL 33309

Attn: Chairperson of the Board of Directors, c/o Secretary

By facsimile to: (954) 267-2862

Attn: Chairperson of the Board of Directors, c/o Secretary

For security holder communications directed to an individual director in his capacity as a member of the Board of Directors, security holders may send such communications to the attention of the individual director by one of the two methods listed below:

By U.S. mail (including courier or expedited delivery service) to:

Citrix Systems, Inc.

851 West Cypress Creek Road

Fort Lauderdale, FL 33309

Attn: [Name of the director], c/o Secretary

By facsimile to (954) 267-2862

Attn: [Name of the director], c/o Secretary

The Company will forward any such security holder communication to the Chairperson of the Board of Directors, as a representative of the Board of Directors, or to the director to whom the communication is addressed, on a periodic basis. The Company will forward such communications by certified U.S. mail to an address specified by each director and the Chairperson of the Board of Directors for such purposes or by secure electronic transmission.

Policy Governing Director Attendance at Annual Meetings of Stockholders

The Company’s policy is that one of the Board of Directors’ regular quarterly meetings should be scheduled on the same day as the Company’s Annual Meeting of Stockholders, and all Directors are encouraged to attend the Company’s Annual Meeting of Stockholders. Three members of the Board of Directors attended the Annual Meeting of Stockholders held in 2005.

Board of Directors Evaluation Program

In order to maintain the Company’s leading-edge governance practices, the Board of Directors annually undertakes a formal evaluation process consisting of an overall Board of Directors evaluation, peer evaluation and self evaluation. As part of the evaluation process, the Board of Directors evaluates nine different competencies: Board structure; Board roles; Board processes; Board composition, orientation and development; and Board dynamics, effectiveness and involvement. The evaluation process also includes consideration of the appropriate Board size, succession planning and the technical, business and organizational skills required of future Board members. In addition to the Board’s own assessment and evaluation of its performance, every effort is made to benchmark the performance and practices of the Citrix Board of Directors to the boards of directors of peer companies.

Code of Ethics

The Company has adopted a “code of ethics,” as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Exchange Act, that applies to all of the Company’s directors and employees worldwide, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct is available at the Corporate Governance section of the Company’s website at http://www.citrix.com/site/aboutCitrix/governance/. A copy of the Code of Business Conduct may also be obtained, free of charge, from the Company upon a request directed to: Citrix Systems, Inc., 851 West Cypress Creek Road, Fort Lauderdale, FL 33309, Attention: Investor Relations. The Company intends to disclose any amendment to or waiver of a provision of the Code of Business Conduct that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on its website available at http://www.citrix.com/site/aboutCitrix/governance/.

For more corporate governance information, you are invited to access the Corporate Governance section of the Company’s website available at http://www.citrix.com/site/aboutCitrix/governance/.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

The Board of Directors met fourteen times during the fiscal year ended December 31, 2005, and took action by unanimous written consent two times. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which he served during fiscal 2005. The Board of Directors has standing Audit, Compensation, Finance and Nominating and Corporate Governance committees. Each committee has a charter that has been approved by the Board of Directors. Each committee reviews the appropriateness of its charter at least annually.

Audit Committee

The Audit Committee of the Board of Directors currently consists of Messrs. Demo, Dow and Morin (Chair). Mr. Demo joined the Audit Committee in February 2005, replacing Tyrone Pike. Messrs. Dow and Morin served on the Audit Committee throughout 2005. The Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by Nasdaq and the SEC, including Rule 10A-3(b)(1) under the Exchange Act. In addition, the Board of Directors has determined that each member of the Audit Committee is financially literate and that each of Messrs. Morin and Demo qualifies as an “audit committee financial expert” under the rules of the SEC. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Messrs. Morin’s and Demo’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Messrs. Morin or Demo any duties, obligations or liability that are greater than are generally imposed on them as members of the Audit Committee and the Board of Directors, and their designation as audit committee financial experts pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors.

The Audit Committee met twelve times during the fiscal year ended December 31, 2005. The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Corporate Governance section of the Company’s website at http://www.citrix.com/site/aboutCitrix/governance/.

As described more fully in its charter, the Audit Committee oversees the Company’s accounting and financial reporting processes, internal controls and audit functions. In fulfilling its role, the Audit Committee:

•	Reviews the financial reports provided by the Company to the SEC, the Company’s stockholders or the general public;

•	Reviews the Company’s internal financial and accounting controls;

•	Oversees the appointment, compensation, retention and work performed by any independent public accountants engaged by the Company;

•	Oversees procedures designed to improve the quality and reliability of the disclosure of the Company’s financial condition and results of operations;

•	Serves as the Qualified Legal Compliance Committee of the Company in accordance with Section 307 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations promulgated by the SEC thereunder;

•	Recommends, establishes and monitors procedures designed to facilitate (i) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters, and (ii) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;

•	Engages advisors as necessary; and

•	Determines the funding from the Company that is necessary or appropriate to carry out the Audit Committee’s duties.

Compensation Committee

The Compensation Committee currently consists of Messrs. Bogan (Chair), Sullivan and White. Mr. Sullivan joined the Compensation Committee in February 2005, replacing Kevin Compton. Messrs. Bogan and White served on the Compensation Committee throughout 2005. The Compensation Committee is responsible for determining and making recommendations with respect to all forms of compensation to be granted to executive officers of the Company and producing an annual report on executive compensation for inclusion in the Company’s proxy statement for its annual meeting of stockholders in accordance with applicable rules and regulations. In fulfilling its role, the Compensation Committee also (i) reviews and makes recommendations to the management of the Company on Company-wide compensation programs and practices, (ii) approves the salary, bonus, equity and other compensation arrangements of the Company’s senior executive officers reporting directly to the Chief Executive Officer, (iii) recommends, subject to approval by the entire Board of Directors, the salary, bonus, equity and other compensation arrangements of the Company’s Chief Executive Officer, (iv) reviews and approves the fees and retention terms of any independent experts and consultants, and (v) recommends, subject to approval by the entire Board of Directors, any equity-based plans and any material amendments thereto (including increases in the number of shares of Common Stock available for grant as stock options or otherwise thereunder).

The Board of Directors has determined that each member of the Compensation Committee meets the independence requirements promulgated by Nasdaq and the SEC. The Compensation Committee met nine times and took action by unanimous written consent four times during the fiscal year ended December 31, 2005. The Compensation Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Corporate Governance section of the Company’s website at http://www.citrix.com/site/aboutCitrix/governance/.

Finance Committee

The Finance Committee of the Board of Directors currently consists of Messrs. Demo, Dow and Morin (Chair). Mr. Demo joined the Finance Committee in February 2005, replacing Tyrone Pike. Messrs. Dow and Morin served on the Finance Committee throughout 2005. The Finance Committee advises the Board of Directors and, in certain instances, acts on behalf of the Board of Directors, on matters relating to the Company’s investment policies and financing activities.

The Board of Directors has determined that each member of the Finance Committee meets the independence requirements promulgated by Nasdaq and the SEC. The Finance Committee met six times during the fiscal year ended December 31, 2005. The Finance Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Corporate Governance section of the Company’s website at http://www.citrix.com/site/aboutCitrix/governance/.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors currently consists of all of the Company’s outside directors, Messrs. Bogan, Demo, Dow (Chair), Morin, Sullivan and White. Messrs. Demo and Sullivan joined the Nominating and Corporate Governance Committee in February 2005, replacing Tyrone Pike and Kevin Compton. Messrs. Bogan, Dow, Morin and White served on the Nominating and Corporate Governance Committee throughout 2005. The Nominating and Corporate Governance Committee (i) reviews and makes recommendations to the Board of Directors regarding the Board of Directors’ composition and structure, (ii) establishes criteria for membership on the Board of Directors and evaluates corporate policies relating to the recruitment of members of the Board of Directors, (iii) recommends to the Board of Directors the nominees for election or re-election as directors at the Annual Meeting of Stockholders, and (iv) establishes, implements and monitors policies and processes regarding principles of corporate governance in order to ensure the Board of Directors’ compliance with its fiduciary duties to the Company and its stockholders. As described above in the section entitled “Policies Governing Director Nominations,” the Nominating and Corporate Governance Committee will consider nominees recommended by stockholders.

The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee meets the independence requirements promulgated by Nasdaq and the SEC. The Nominating and Corporate Governance Committee met five times during the fiscal year ended December 31, 2005. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Corporate Governance section of the Company’s website at http://www.citrix.com/site/aboutCitrix/governance/.

For more corporate governance information, you are invited to access the Corporate Governance section of the Company’s website available at http://www.citrix.com/site/aboutCitrix/governance/.

Report of the Audit Committee of the Board of Directors

This report is submitted by the Audit Committee of the Board of Directors. The Audit Committee currently consists of Messrs. Demo, Dow and Morin. Mr. Demo joined the Audit Committee in February 2005, replacing Tyrone Pike. Messrs. Dow and Morin served on the Audit Committee throughout 2005. Each of Messrs. Demo and Morin qualifies as an “audit committee financial expert” under the rules of the SEC. The Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by Nasdaq and the SEC, including Rule 10A-3(b)(1) under the Exchange Act. In February 2006, the Audit Committee met and reviewed the adequacy of its charter. In accordance with the Sarbanes-Oxley Act, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace the Company’s independent registered public accountants. The Audit Committee has the authority to engage its own outside advisors, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisors hired by management.

During the fiscal year 2005, the Company’s independent registered public accountants were Ernst & Young LLP (“Ernst & Young”). Ernst & Young is responsible for performing an independent audit of the consolidated financial statements, and an independent audit of the effectiveness of the Company’s internal control over financial reporting, as well as attesting to management’s assessment of the effectiveness of the Company’s internal control over financial reporting, each in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”). Ernst & Young also performed audit-related services, tax services and other permissible non-audit services for the Company during 2005, as described more fully below. PricewaterhouseCoopers LLP (“PwC”) served as the Company’s outsourced internal audit provider during 2005.

The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the consolidated financial statements of the Company on behalf of the Board of Directors. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements in the Annual Report with management, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies and accounting estimates resulting from the application of these policies, and the substance and clarity of disclosures in the financial statements, and reviewed the Company’s disclosure control process and internal control over financial reporting. The Audit Committee reviewed with Ernst & Young, who are responsible for expressing an opinion on the fairness of the Company’s consolidated financial statements in conformity with accounting principles generally acceptable in the United States, Ernst & Young’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as independent registered public accountants are required to discuss with the Audit Committee under auditing standards of the PCAOB. In addition, the Audit Committee has reviewed the services provided by Ernst & Young and discussed with the independent registered public accountants from Ernst & Young their independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the registered public accountants’ independence.

The Audit Committee discussed with Ernst & Young the overall scope and plan for their annual audit for 2005. The Audit Committee meets separately with Ernst & Young in their capacity as the Company’s independent registered public accountants for the Company, with and without management present, to discuss the results of their procedures (examinations and reviews), their evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting, as applicable.

In addition, the Audit Committee discussed with PwC the overall scope and plan for their internal audit activities for 2005. The Audit Committee meets with PwC in their capacity as the internal audit outsourcing provider for the Company to discuss the results of their procedures and their evaluations of the Company’s internal control over financial reporting.

The Audit Committee has reviewed the audited consolidated financial statements of the Company at December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005 and has discussed them with both management and Ernst & Young. In connection with the Company’s Form 10-K for the year ended December 31, 2005, the Audit Committee discussed with management the results of the Company’s certification process relating to the certification of financial statements under Sections 302 and 906 of the Sarbanes-Oxley Act. The Audit Committee has also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards Nos. 89 and 90 (Audit Adjustments and Communications with Audit Committees, respectively), as currently in effect. This discussion included, among other things, a review with management of the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in the Company’s financial statements, including the disclosures related to critical accounting policies and practices used by the Company. The Audit Committee has received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with Ernst & Young the firm’s independence. Based on its review of the financial statements and these discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

The Audit Committee also reviewed the Company’s quarterly financial statements during 2005 and discussed them with both the management of the Company and Ernst & Young prior to including such interim financial statements in the Company’s quarterly reports on Form 10-Q. In connection with the Company’s quarterly reports on Form 10-Q for its first, second and third fiscal quarters of 2005, the Audit Committee discussed with management the results of the Company’s certification process relating to the certification of financial statements under Sections 302 and 906 of the Sarbanes-Oxley Act.

During the course of the fiscal year ended December 31, 2005, management completed the documentation, testing and evaluation of Citrix’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act and related regulations.

The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and Ernst & Young at Audit Committee meetings held throughout the year. At the conclusion of the process, management provided the Audit Committee with and the Audit Committee reviewed a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the SEC, as well as Ernst & Young’s Reports of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audits of (i) the consolidated financial statements and financial statement schedule, (ii) management’s assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in the fiscal year ending December 31, 2006.

The Audit Committee monitors the activity and performance of Ernst & Young. All services provided by Ernst & Young have been pre-approved by the Audit Committee. The Audit Committee’s evaluation of the performance of Ernst & Young included, among other things, the amount of fees paid to Ernst & Young for audit and permissible non-audit services in 2005. Information about Ernst & Young’s fees for 2005 is discussed below in this Proxy Statement under “Ratification of Appointment of Independent Registered Public Accountants.” Based on its evaluation, the Audit Committee has retained Ernst & Young to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Respectfully submitted by the Audit Committee,

Gary E. Morin (Chair)

Murray J. Demo

Stephen M. Dow

For more information about the Audit Committee and its charter, you are invited to access the Corporate Governance section of the Company’s website available at http://www.citrix.com/site/aboutCitrix/governance/.

COMPENSATION AND OTHER INFORMATION

CONCERNING DIRECTORS AND OFFICERS

Executive Compensation Summary

The following table sets forth summary compensation information for the Company’s Chief Executive Officer and the four other most highly compensated executive officers (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long Term Compensation Awards(2)
Name and Principal Position	Year	Salary($)	Bonus($)(1)		Securities Underlying Options(#)	All Other Compensation($)
Mark B. Templeton	2005	491,250	597,550		200,000	9,035(4), 11,000(5), 4,381(8)
President, Chief Executive	2004	457,750	422,592		75,000	8,862(4), 1,741(5), 9,614(8)
Officer and Director	2003	432,500	703,735		75,000	6,551(4), 1,209(5)

John C. Burris	2005	333,748	379,121		75,000	9,159(4), 6,300(5), 5,972(8)
Senior Vice President,	2004	313,325	229,485		75,000	16,434(4), 6,122(5), 5,629(8)
Corporate Sales and Services	2003	299,567	505,064		35,000	6,315(4), 4,584(5)

David R. Friedman	2005	307,204	204,360		40,000	6,300(5), 5,138(8)
Corporate Vice President, General	2004	292,575	156,228		30,000	4,130(3), 6,500(5), 2,222(8)
Counsel and Secretary	2003	280,333	332,161		35,000	107,971(3), 6,000(5)

David J. Henshall	2005	299,578	242,404		75,000	6,300(5), 3,979(8)
Senior Vice President and	2004	285,312	196,812		60,000	4,130(3), 6,500(5), 2,222(8)
Chief Financial Officer	2003	196,875	416,732	(7)	200,000	52,178(3), 4,149(5)

Stefan Sjostrom	2005	347,779	263,597		35,000	22,039(5), 34,728(6), 10,149(8)
Vice President, EMEA Sales	2004	357,572	286,422		35,000	10,208(4), 34,995(6)
and General Manager	2003	316,044	375,758		32,000	44,391(6)

(1)	Bonuses are reported in the year earned, even if actually paid in a subsequent year.
(2)	The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts to its named executive officers during the fiscal years ended December 31, 2005, 2004 and 2003.
(3)	Consists of relocation expenses.
(4)	Consists of spousal travel reimbursement.
(5)	Consists of employer match for 401(k) plan and with respect to Mr. Sjostrom, also consists of an employer match for pension plan.
(6)	Consists of housing allowance.
(7)	Includes a sign-on bonus of $100,000.
(8)	Consists of premiums for split dollar life insurance plan.

Option Grants in Last Fiscal Year

The following table sets forth each grant of stock options made during the year ended December 31, 2005. Grants to each Named Executive Officer were made pursuant to the Company’s Second Amended and Restated 2000 Director and Officer Stock Option and Incentive Plan (“2000 Plan”) if prior to May 5, 2005 and pursuant to the Company’s 2005 Equity Incentive Plan (the “2005 Plan”) if after May 5, 2005.

	Individual Grants(1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Number of Securities Underlying Options Granted(#)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price(2) ($/Share)	Expiration Date	5%($)	10%($)
Mark B. Templeton	100,000	1.82%	22.50	4/28/10	621,634	1,373,648
	100,000	1.82%	23.83	7/28/10	658,379	1,454,845
John C. Burris	37,500	0.68%	22.50	4/28/10	233,113	515,118
	37,500	0.68%	23.83	7/28/10	246,892	545,567
David R. Friedman	20,000	0.36%	22.50	4/28/10	124,327	274,730
	20,000	0.36%	23.83	7/28/10	131,676	290,969
David J. Henshall	30,000	0.54%	22.50	4/28/10	186,490	412,094
	30,000	0.54%	23.83	7/28/10	197,514	436,454
	15,000	0.27%	27.96	11/20/10	115,872	256,048
Stefan Sjostrom	17,500	0.32%	22.50	4/28/10	108,786	240,388
	17,500	0.32%	22.83	7/28/10	115,216	254,598

(1)	These options vest over 3 years at a rate of 33.3% of the shares underlying the option one year from the date of the grant and at a rate of 2.7%, monthly, thereafter.
(2)	The exercise price per share of each option was determined by the Compensation Committee to be equal to the fair market value per share of Common Stock on the date of grant, which is computed by reference to the closing price per share of Common Stock on such date The closing sales price per share of Common Stock as of the Record Date was $35.81.
(3)	Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation of the Company’s Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not reflect the Company’s estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercises and the future performance of the Company’s Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

Aggregate Option Exercises and Year-End Values

The following table sets forth, for each of the Named Executive Officers, information with respect to the exercise of stock options during the year ended December 31, 2005, and the year-end value of unexercised options.

Name	Shares Acquired on Exercise(#)	Value Realized($)(1)	Numbers of Securities Underlying Unexercised Options at December 31, 2005 Exercisable/ Unexercisable(#)	Value of Unexercised In- the-Money Options at December 31, 2005 Exercisable/ Unexercisable($)(2)
Mark B. Templeton	50,000	$525,000	2,071,250 /281,250	$17,895,782 /$2,152,578
John C. Burris	118,325	$1,443,540	396,499 /140,302	$1,304,128 /$1,146,580
David R. Friedman	50,000	$989,147	77,864 / 102,136	$1,351,877 / $1,300,998
David J. Henshall	25,000	$303,590	135,557 /174,443	$1,760,865 / $ 1,549,285
Stefan Sjostrom	76,244	$880,548	219,945 / 73,874	$740,406 / $706,943

(1)	Amounts disclosed in this column were calculated based on the difference between the fair market value of the Company’s Common Stock on the date of exercise and the exercise price of the options in accordance with regulations promulgated under the Exchange Act. Fair market value was computed by reference to the closing price on the date of exercise.
(2)	Value is based on the difference between the option exercise price and the fair market value at December 31, 2005, which was computed by reference to the closing price on the preceding trading day ($28.73 per share), multiplied by the number of shares underlying the option.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information (in thousands, except option price) as of December 31, 2005, with respect to the securities authorized for issuance to the Company’s employees and directors under the Company’s equity compensation plans, consisting of the:

•	1995 Stock Plan;

•	Third Amended and Restated 1995 Employee Stock Purchase Plan;

•	Amended and Restated 1995 Non-Employee Director Stock Option Plan;

•	NetScaler, Inc. 1997 Stock Plan (the “NetScaler Plan”);

•	2000 Plan;

•	Amended and Restated 2000 Stock Incentive Plan of Net6, Inc. (the “2000 Net6 Plan”);

•	Amended and Restated 2003 Stock Incentive Plan of Net6, Inc. (the “2003 Net6 Plan”);

•	Teros, Inc. Restricted Stock Unit Plan (the “Teros Plan”);

•	2005 Plan; and

•	2005 Employee Stock Purchase Plan (the “2005 ESPP”).

Equity Compensation Plan Information

	(A)	(B)	(C)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders(1)	33,431	$26.47	7,452
Equity compensation plans not approved by security holders(2)	960	5.01	—

Total	34,391	$25.86	7,452

(1)	Includes securities issuable upon exercise of outstanding options, warrants and rights that were issued pursuant to the Company’s 1995 Stock Plan, the Third Amended and Restated 1995 Employee Stock Purchase Plan, the 2000 Plan, and the Amended and Restated 1995 Non-Employee Director Stock Option Plan No additional awards will be granted under these plans.
(2)	Consists of the NetScaler Plan and the Teros Plan, assumed in the Company’s acquisitions of NetScaler, Inc. and Teros, Inc. in 2005, and the 2000 Net6 Plan. and the 2003 Net6 Plan, assumed in connection with the Company’s acquisition of Net6, Inc. in 2004. No additional awards will be granted under any of these plans.

Equity Compensation Plans

As of December 31, 2005, the Company had two equity compensation plans under which it was granting stock options and shares of non-vested stock. The Company is currently granting stock-based awards from its 2005 Plan and 2005 ESPP. Both the 2005 Plan and the 2005 ESPP are administered by the Compensation Committee of the Board of Directors.

The 2005 Plan was originally adopted by the Board of Directors on March 24, 2005 and approved by the Company’s stockholders on May 5, 2005. Under the terms of the 2005 Plan, the Company is authorized to issue stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and to make stock awards to its non-employee directors, as well as to employees and consultants of the Company. The 2005 Plan currently provides for the issuance of a maximum of 10,100,000 (adjusted for stock splits) shares of Common Stock. These shares are reserved for awards to all participants in the 2005 Plan, including non-employee directors. Typically, under the 2005 Plan the Company grants 5 year options that vest over three years at a rate of 33.3% of the shares underlying the option one year from date of grant and at a rate of 2.78% monthly thereafter.

Plans Assumed in 2005 Acquisitions

In connection with the Company’s acquisitions of NetScaler Inc. in August 2005 and Teros, Inc. in November 2005, the Company assumed the NetScaler Plan and the Teros Plan, both of which were previously adopted and approved by the respective boards of directors and stockholders of NetScaler and Teros. Under the terms of the NetScaler Plan, NetScaler was authorized to grant incentive and non-qualified stock options and to make restricted stock awards to its employees, directors, officers and consultants. The NetScaler Plan provided for the issuance of a maximum of 6,692,000 (as adjusted for stock splits) shares of NetScaler common stock. Incentive and non-qualified stock options issued under this plan generally vested over five years, at a rate of 20% per year, and expire five or ten years from the original grant date depending on the applicable option agreement. All options are exercisable upon vesting and all restrictions on restricted stock awards lapse upon vesting. Under the terms of the Teros Plan, Teros was authorized to grant restricted stock units to its employees, directors, officers and consultants of Teros. The Teros Plan provided for the issuance of a maximum of 1,120 (as adjusted for stock splits) restricted stock units. The unvested stock units vest 33.33% six, twelve and eighteen months from the date of grant. All restrictions on the restricted stock units lapse upon vesting. The Company’s Board of Directors has resolved to make no further awards under the NetScaler Plan and the Teros Plan.

Change in Control Agreements

On August 4, 2005, the Company entered into change in control agreements with Mr. Templeton and Messrs. Friedman, Henshall and Burris (the “Senior Executives”). Under the terms of these agreements. Mr. Templeton and the Senior Executives are entitled to receive certain compensation and benefits in the event of a “change-in-control” of the Company.

In the event the Company terminates Mr. Templeton without cause or if Mr. Templeton resigns his position for any reason in the 12-month period following a change in control, he is entitled to receive a lump sum payment equal to two times his annual base salary plus his target bonus, both determined as of the date his employment is terminated or, if higher, as of immediately prior to the change-in-control. Additionally, Mr. Templeton will receive, at the Company’s expense, certain benefits, including health, dental and life insurance, for two years following the date of termination.

In the event that, during the 12-month period following a change in control, the Company terminates any of the Senior Executives, other than for cause, or any of the Senior Executives terminates his employment for “good reason,” such Senior Executive is entitled to receive a lump sum payment equal to one times his annual base salary plus his target bonus, both determined as of the date such Senior Executive’s employment is terminated or, if higher, as of immediately prior to the change in control. Additionally, the Senior Executives will receive, at the Company’s expense, certain benefits, including health, dental and life insurance, for 18 months following the date of termination.

Upon a change in control, all stock options and other stock-based awards granted to each of Messrs. Templeton and the Senior Executives will immediately accelerate and become fully exercisable as of the effective date of the change-in-control. Mr. Templeton and the Senior Executives are also entitled to a “gross-up payment” that, on an after-tax basis, is equal to the taxes imposed on the severance payments under the change-in-control agreements in the event any payment or benefit to the executive is considered an “excess parachute payment” and subject to an excise tax under the Internal Revenue Code.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

This report is submitted by the Compensation Committee of the Board of Directors, which administered the Company’s executive compensation program during the fiscal year ended December 31, 2005. The Compensation Committee currently consists of Messrs. Bogan, Sullivan and White. Mr. Sullivan joined the Compensation Committee in February 2005, replacing Kevin Compton. Messrs. Bogan and White served on the Compensation Committee throughout 2005. The Board of Directors has determined that each member of the Compensation Committee meets the independence requirements promulgated by Nasdaq and the SEC. Pursuant to authority delegated by the Board of Directors, the Compensation Committee is responsible for determining and making recommendations with respect to all forms of compensation to be granted to executive officers of the Company and producing an annual report on executive compensation for inclusion in the Company’s proxy statement for its Annual Meeting of Stockholders in accordance with applicable rules and regulations. The Compensation Committee also:

•	reviews and makes recommendations to the management of the Company on Company-wide compensation programs and practices,

•	approves the salary, bonus, equity and other compensation arrangements of the Company’s senior executive officers reporting directly to the Chief Executive Officer,

•	recommends, subject to approval by the entire Board of Directors, the salary, bonus, equity and other compensation arrangements of the Company’s Chief Executive Officer,

•	reviews and approves the fees and retention terms of any independent experts and consultants, and

•	recommends, subject to approval by the entire Board of Directors, any stock-based plans and any material amendments thereto.

The Compensation Committee reports on its actions and recommendations at Board meetings.

Overview and Philosophy. The Company’s compensation programs are designed to achieve the following objectives:

•	to provide competitive compensation that attracts, motivates and retains the best talent and the highest caliber executives to serve the Company and help it to achieve its strategic objectives;

•	to align management’s interest with the success of the Company;

•	to connect a significant portion of the total potential cash compensation paid to executives to the annual financial performance of the Company or the division, region or segment of the Company’s business for which an executive has management responsibility by basing cash incentive compensation to corresponding financial targets;

•	to align management’s interest with the interests of stockholders through long-term equity incentives; and

•	to provide management with performance goals that are directly linked to the Company’s annual plan for growth and profit.

Compensation Evaluation Processes and Criteria. The Compensation Committee reviews the compensation packages for its executive officers, including an analysis of all elements of compensation separately and in the aggregate. In establishing compensation levels for each of the Company’s executive officers, the Compensation Committee has the authority to engage the services of outside experts to assist it. In addition, the Company’s legal, finance and human resources departments support the Compensation Committee in its work and act in accordance with the direction given to them to fulfill various functions in administering the Company’s compensation programs.

To identify compensation practices among other technology companies, the Compensation Committee surveys the executive compensation practices of the Company’s peer group and of the software industry overall.

To assist with this process, the Compensation Committee reviewed the work of an independent compensation consultant, who reported directly to the Compensation Committee for purposes of advising the Compensation Committee on compensation matters. The Compensation Committee annually conducts a competitive analysis of the compensation paid to the executive officers of the Company. As in prior years, the analysis for fiscal 2005 measured the Company’s compensation targets and actual results against information from three sources: two independent, commercially available surveys on executive compensation within the software industry, tailored to reflect the Company’s relative market capitalization and revenue, and an internal benchmark using commercially available survey data and information from publicly filed reports from a group of 16 peer technology companies specifically identified by the Company in consultation with the Compensation Committee. This comparison group was limited to technology companies that are competitors of the Company and those that are close comparisons in terms of sales, industry and/or market capitalization and may therefore compete with the Company for executive talent. The three benchmarks were used for the purpose of evaluating appropriate compensation ranges for base salary, cash incentive compensation and long-term incentives. The Compensation Committee used the data from all three benchmarks in various combinations in an effort to obtain comparative compensation information that reflected the Company’s particular facts and circumstances. In 2005, the data from the benchmarks generally suggested that, in the aggregate with respect to cash compensation, the compensation paid to the Company’s executive officers, other than the Company’s Chief Executive Officer, compared reasonably to the cash compensation paid to the executives whose companies were included in the benchmarks, as such cash compensation was generally between the median and the 75th percentile of the benchmarks. On the other hand, the data from the benchmarks generally suggested that the cash compensation paid to the Company’s Chief Executive Officer was below the market median salary for chief executive officers whose companies were included in the selected benchmarks. The Compensation Committee anticipates that it will continue to conduct similar annual reviews of the Company’s executive compensation practices and that it will use the services of independent outside consultants for similar services in the future.

The Compensation Committee reviews the compensation of the President and Chief Executive Officer and the other executive officers in a series of meetings each year. Throughout February 2005, the Compensation Committee met with members of management and the Company’s human resources department to review the Company’s compensation philosophy and the initial recommendations for compensation adjustments for the executive officers of the Company. The Compensation Committee’s preliminary conclusions were discussed in those meetings but a decision on compensation packages was deferred so that the independent compensation consultant could conduct additional analyses based on specific feedback from the committee. At its meetings in March 2005, the Compensation Committee further reviewed the recommendations proposed by management and the results of the independent compensation consultant’s analyses and made adjustments for certain executive officers. The independent compensation consultant participated in a number of these meetings of the Compensation Committee in order to provide advice regarding executive compensation programs generally and trends in compensation, including long-term incentive awards. The final executive compensation program for 2005 was approved by the Compensation Committee on March 23, 2005 and became effective on April 1, 2005.

In determining the amount and mix of compensation elements, the Compensation Committee relies upon its judgment about each individual executive officer – and not on rigid formulas or short-term changes in business performance. In setting compensation levels for executives in 2005, the Compensation Committee considered many factors, including, but not limited to:

•	the scope and strategic impact of the executive officer’s responsibilities,

•	the Company’s past business and segment performance and future expectations,

•	the Company’s long-term goals and strategies,

•	the performance and experience of each individual;

•	past salary levels of each individual and of the executives as a group,

•	relative levels of pay among the officers,

•	the amount of base salary in the context of the executive officer’s total compensation and other benefits,

•	for each executive officer, other than the Chief Executive Officer, the evaluations and recommendations of the President and Chief Executive Officer, and

•	the competitiveness of the compensation packages relative to the selected benchmarks as highlighted by the independent compensation consultant’s analysis.

Components of Compensation. Compensation under the executive compensation program is composed of cash compensation in the form of base salary and cash incentive bonuses and long-term incentive awards in the form of stock-based awards pursuant to the Company’s 2005 Plan. In addition, the compensation program includes various benefits, such as medical and insurance plans, the Company’s 401(k) Plan and the 2005 ESPP.

Base Salary. Salary levels for each of the Company’s executive officers are generally targeted at the 50th percentile of salaries that the Compensation Committee believes are paid to executive officers with comparable qualifications, experience and responsibilities at the benchmarked companies and within the overall software industry. Each year the Compensation Committee reviews variances between the salary levels for each of the Company’s executive officers and those of the companies included in the selected benchmarks and determines, in its discretion, individual salary adjustments after considering the factors described above, although no relative weights or rankings are assigned to these factors.

Cash Incentive Compensation. Cash incentives are generally targeted at the 50th percentile of similar cash incentives provided to officers in similar positions at companies included in the selected benchmarks. To provide cash incentive compensation, the Compensation Committee adopted the 2005 Executive Bonus Plan (the “Bonus Plan”) for the benefit of the executives covered by the Bonus Plan. Participants in the Bonus Plan, other than those specifically described below, received cash incentive bonuses in fiscal 2005 based upon the achievement of specific financial goals, which included targets based on reported revenue, product revenue and corporate earnings per share. Except as discussed below, each executive’s bonus was determined by weighting the financial components as follows: 50% for achieving reported revenue targets; 20% for achieving product revenue targets; and 30% for achieving earnings per share targets. The target bonuses for executives under the Bonus Plan ranged from 100% of base salary for the Company’s President and Chief Executive Officer, to 60% of base salary for the Company’s Senior Vice President and Chief Financial Officer, to 55% of base salary for certain other executives participating in the Bonus Plan. The Bonus Plan also provided for a premium or penalty, to be applied in the event of over or under achievement of the weighted factors as the case may be.

The Company’s Vice President, EMEA Sales and General Manager, Stefan Sjostrom, earned his bonus under the Bonus Plan based on different criteria than those used for other executive officers participating in the Bonus Plan. The financial component, which comprised 70% of this executive’s cash incentive bonus, was based on total bookings and product bookings in EMEA, as well as earnings per share. These financial factors were weighted 50% for achieving EMEA total bookings targets, 20% for achieving EMEA product bookings targets and 30% for achieving earnings per share targets. In addition to the financial component, 30% of the cash incentive bonus paid to the Company’s Vice President, EMEA Sales and General Manager was based on individual goals determined by the Company’s President and Chief Executive Officer. The target bonus for the Vice President, EMEA Sales and General Manager was 65% of his base salary. Both the financial and individual components of this executive’s cash incentive bonus were paid on a quarterly basis.

The table below sets forth the relative weightings for the components of each executive’s target bonus and the range of target bonuses as a percentage of base salary.

Structure of 2005 Cash Incentive Compensation for the Named Executive Officers

Executive		Financial Goals			Individual Goals
		Reported Revenue	Product Revenue	Earnings Per Share
Each Named Executive Officer (other than the Vice President, EMEA Sales and General Manager)	Overall Weighting	50%	20%	30%	0%
	Target Bonus (as a % of Base Salary)	55% to 100%
Vice President, EMEA Sales and General Manager	Overall Weighting	Financial Goals 70%			Individual Goals 30%

	Weighting of Financial Goals	EMEA Total Bookings	EMEA Product Bookings	Earnings Per Share

		50%	20%	30%
	Target Bonus (as a % of Base Salary)	65%

The Compensation Committee adopted the Bonus Plan and determined target bonuses for 2005 in the first quarter of 2005. The financial targets that underlie the Bonus Plan were based on the Company’s operating plan for 2005 as approved by its Board of Directors. In the first quarter of 2006, the Compensation Committee determined that target bonuses in 2005 generally were exceeded by the Company’s President and Chief Executive Officer and each of the Company’s named executive officers. Specifically, the Company’s earnings per share and reported revenue targets and, in the case of the Vice President, EMEA Sales and General Manager, the EMEA total bookings targets were in excess of the Bonus Plan’s financial targets. As a result, cash incentive compensation in 2005 increased from 2004 with respect to each executive. Each participant received his 2005 bonus in the first quarter of 2006, except for the Senior Vice President, Corporate Sales and Services and the Vice President, EMEA Sales and General Manager, each of whom received his target bonus in four quarterly installments.

Long Term Incentives. When establishing stock option grant levels for executive officers, the Compensation Committee considers the existing levels of stock ownership among such executive officers relative to each other and to the employees of the Company as a whole, previous grants of stock options to such executive officers, the Company’s stock option overhang and targeted stock-option “burn” rates and vesting schedules of previously granted options in addition to the factors described above. Options granted in fiscal 2005 to the Company’s executives were granted at an exercise price per share equal to the market value of the Common Stock on the date of each grant.

In 2005, the Compensation Committee evaluated the Company’s long-term incentive compensation practices in light of recent industry trends and new accounting and tax rules. Based on this evaluation and benchmarking of compensation practices, the Compensation Committee has decided to grant executive officers a mix of options and restricted stock awards beginning in 2006 and, in determining awards, will consider the same factors it evaluates in granting stock options. Vesting of restricted stock grants will be both time-based and performance-based, with performance measured by reference to the Company’s results of operations.

For additional information regarding the grant of stock options to executives, see “Compensation and Other Information Concerning Directors and Officers—Option Grants in Last Fiscal Year.”

Change of Control Agreements. The Compensation Committee considers that it is in the best interests of the Company’s stockholders to promote and preserve the continuous employment of key executives. In order to mitigate the adverse impact that a change of control scenario would likely have on the Company’s ability to retain and continue to motivate its key executives, in August 2005 the Board of Directors, upon the recommendation of the Compensation Committee, approved “change of control” agreements for certain of the Company’s executive officers including, the Company’s President and Chief Executive Officer, Senior Vice President and Chief Financial Officer, Senior Vice President, Corporate Sales and Services and Corporate Vice-President, General Counsel and Secretary. These agreements provide for certain benefits in the event that the executive’s employment is terminated following a change in control of the Company, including severance payments, benefit continuation and acceleration of vesting on outstanding stock-based awards. See “Compensation and Other Information Concerning Directors and Officers—Change in Control Agreements.”

Other Benefits. The Company also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. The Company offers a stock purchase plan, under which employees may purchase the Company’s Common Stock at a 15% discount from the fair market value of the Company’s Common Stock on the last business day of the purchase period (determined by reference to the closing price of the Common Stock on such date), and a 401(k) plan, which allows employees to invest in a wide array of funds on a pre-tax basis. The Company also maintains insurance and other benefit plans for its employees. Executive officers receive higher life, accidental death and dismemberment and disability insurance benefits than other employees. In addition, one executive officer receives a housing allowance.

Chief Executive Officer Compensation.

The Compensation Committee determines compensation for the Company’s President and Chief Executive Officer using the same factors it uses for other executives, placing relatively less emphasis on base salary, and instead, creating greater performance based opportunities through long term and cash incentive compensation. In assessing the compensation paid to the Company’s President and Chief Executive Officer, the Compensation Committee relies on both information from the Company’s selected benchmarks and its judgment with respect to the factors described above.

In addition, the Compensation Committee uses a formal evaluation process, which includes meetings held in executive session, to help assess the performance of the President and Chief Executive Officer. This process consists of the President and Chief Executive Officer’s annual self-evaluation, submitted to the Chairman of the Compensation Committee and the Chairman of the Nominating and Corporate Governance Committee after the conclusion of each fiscal year; annual evaluations conducted by each member of the Board of Directors of the Company; and annual reviews of the President and Chief Executive Officer submitted by each of the senior executive officers of the Company who report directly to him, in each case measured against the personal performance objectives and targets established at the beginning of the year by the President and Chief Executive Officer and the Compensation Committee. Following an assessment of the President and Chief Executive Officer’s performance, the Compensation Committee reviews the President and Chief Executive Officer’s total compensation package, including base salary, cash incentive compensation and stock-based compensation, as described below. The Board of Directors actively participates in the process of assessing the President and Chief Executive Officer’s performance and in setting his compensation based on those assessments.

Base Salary.

Fiscal year 2005 was a year of continued progress and accomplishments across a number of areas important to strengthening the foundation for the Company’s future growth and long-term success. Under Mark B. Templeton’s leadership, the Company improved its results of operations. Effective April 1, 2005, Mr. Templeton’s annual base salary was increased from $465,000 to $500,000. As a result, in 2005, Mr. Templeton received salary compensation of $491,250. The increase in Mr. Templeton’s annual base salary was based on the Compensation Committee’s consideration of the factors described above. Additionally, the decision to increase Mr. Templeton’s base salary was based on the Compensation Committee’s assessment that Mr. Templeton’s 2004 salary was below the market median salary for chief executive officers whose companies were included in the selected benchmarks and that it would be appropriate to more closely align Mr. Templeton’s salary with the 50th percentile of such benchmarks.

Cash Incentive Compensation.

For fiscal 2005, Mr. Templeton was awarded a cash bonus of $597,550, an increase from his 2004 bonus of $422,592. Mr. Templeton’s 2005 bonus was determined and awarded in accordance with the criteria outlined in the Bonus Plan, which calculates the actual bonus paid by adjusting the target bonus up or down based on the achievement of certain financial targets. Pursuant to the Bonus Plan, Mr. Templeton’s target bonus for 2005 was set at 100% of his base salary and was based 50% on achievement of reported revenue targets, 20% on achievement of product revenue targets and 30% on achievement of earnings per share targets. Both Mr. Templeton’s base salary and the percentage of base salary used to compute his target bonus increased in 2005, resulting in an increase of his 2005 target bonus as compared to 2004. Based on the factors identified above, namely the Company’s reported revenue, product revenue and earnings per share for the fiscal year, Mr. Templeton achieved 119.5% of his 2005 target bonus as outlined in the Bonus Plan.

Stock Options.

In addition, in April and July of 2005 Mr. Templeton was granted options to purchase 100,000 and 100,000 shares, respectively, of Common Stock subject to the Company’s standard vesting schedule. The grants of options were determined in accordance with the factors discussed above. See “Compensation and Other Information Concerning Directors and Officers—Option Grants in Last Fiscal Year.”

Named Executive Officers’ Compensation.

John C. Burris’ Compensation.

Base Salary.

In 2005, Mr. Burris received salary compensation of $333,748. The increase of Mr. Burris’ annual salary from $313,325 in 2004 to $333,748 was based on the factors identified above.

Cash Incentive Compensation.

Mr. Burris was awarded a cash bonus of $304,121. Based on the factors identified above, namely the Company’s reported revenue, product revenue and earnings per share for the fiscal year, Mr. Burris achieved 119.5% of his 2005 target bonus as outlined in the Bonus Plan. Additionally, Mr. Burris was awarded a one-time cash bonus of $75,000 for 2005 in recognition of Mr. Burris’ performance during the year and his importance to the future strategic success of the Company.

Stock Options.

In addition, in April and July of 2005, Mr. Burris was granted stock options to purchase 37,500 and 37,500 shares, respectively, of Common Stock pursuant to the Company’s standard vesting schedule. See “Compensation and Other Information Concerning Directors and Officers—Option Grants in Last Fiscal Year.”

David R. Friedman’s Compensation.

Base Salary.

In 2005, Mr. Friedman received salary compensation of $307,204. The increase of Mr. Friedman’s annual salary from $292,575 in 2004 to $307,204 was based on the factors identified above.

Cash Incentive Compensation.

Mr. Friedman was awarded a cash bonus of $204,360. Based on the factors identified above, namely the Company’s reported revenue, product revenue and earnings per share for the fiscal year, Mr. Friedman achieved 119.5% of his 2005 target bonus as outlined in the Bonus Plan.

Stock Options.

In addition, in April and August of 2004, Mr. Friedman was granted stock options to purchase 20,000 and 20,000 shares, respectively, of Common Stock pursuant to the Company’s standard vesting schedule. See “Compensation and Other Information Concerning Directors and Officers—Option Grants in Last Fiscal Year.”

David J. Henshall’s Compensation.

Base Salary.

In 2005, Mr. Henshall received salary compensation of $299,578. The increase of Mr. Henshall’s annual salary from $285,312 in 2004 to $299,578 was based on the factors identified above.

Cash Incentive Compensation.

Mr. Henshall was awarded a cash bonus of $217,404. Based on the factors identified above, namely the Company’s reported revenue, product revenue and earnings per share for the fiscal year, Mr. Henshall achieved 119.5% of his 2005 target bonus as outlined in the Bonus Plan. Additionally, Mr. Henshall was awarded a one-time cash bonus of $25,000 in November 2005 in recognition of his high level of performance in leading the Company’s hurricane preparedness and operational continuity initiatives.

Stock Options.

In addition, in April, July and November of 2005, Mr. Henshall was granted stock options to purchase 30,000, 30,000 and 15,000 shares, respectively, of Common Stock pursuant to the Company’s standard vesting schedule. See “Compensation and Other Information Concerning Directors and Officers—Option Grants in Last Fiscal Year.”

Stefan Sjostrom’s Compensation.

Base Salary.

In 2005, Mr. Sjostrom received salary compensation of $347,779. Mr. Sjostrom’s annual salary decreased from $357,572 to $347,779 due to the strengthening of the U.S. dollar against the local currency. When measured in Mr. Sjostrom’s local currency his annual salary increased by 7.6%.

Cash Incentive Compensation.

Mr. Sjostrom was awarded a cash bonus of $263,597. Based on the factors identified above, namely the Company’s bookings objectives for the EMEA region, new products bookings objectives in the EMEA region, earnings per share for the fiscal year and individual performance objectives, Mr. Sjostrom achieved 121% of his 2005 target bonus as outlined in the Bonus Plan.

Stock Options.

In addition, in April and July of 2005, Mr. Sjostrom was granted stock options to purchase 17,500 and 17,500 shares, respectively, of Common Stock pursuant to the Company’s standard vesting schedule. See “Compensation and Other Information Concerning Directors and Officers—Option Grants in Last Fiscal Year.”

Tax Deductibility of Executive Compensation. In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Company has considered the limitations on deductions imposed by Section 162(m) of the Code and it is the Company’s present intention, for so long as it is consistent with its overall compensation objective, to structure executive compensation to minimize application of the deduction limitations of Section 162(m) of the Code. In appropriate circumstances, the Company may pay compensation that is not deductible by virtue of Section 162(m).

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Respectfully submitted by the Compensation Committee,

Thomas F. Bogan (Chair)

Godfrey R. Sullivan

John W. White

For more information about the Company’s Compensation Committee and its charter, you are invited to access the Corporate Governance section of the Company’s website at http://www.citrix.com/site/aboutCitrix/governance/.

Compensation Committee Interlocks and Insider Participation

During 2005, Messrs. Bogan, Sullivan and White served as members of the Compensation Committee. No member of the Compensation Committee was an employee or former employee of the Company or any of its subsidiaries, or had any relationship with the Company requiring disclosure herein.

During the last year, no executive officer of the Company served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

Compensation of Directors

Employee-directors do not receive cash compensation for their service as members of the Board of Directors. During 2005, non-employee directors received a fee of $1,800 for each meeting of the Board of Directors that they attended in person, $500 for each meeting of the Board of Directors that they participated in via telephone, $800 for each meeting of the Finance Committee, the Compensation Committee and the Nominating and Corporate Governance Committee that they attended regardless of whether such meeting was in person, and $1,500 for each meeting of the Audit Committee that they attended regardless of whether such Audit Committee meeting was in person. In addition, during 2005, directors received an annual fee of $5,000 for serving as Chair of the Audit Committee and $2,500 for serving as a chair of any other committee of the Board of Directors, except for the Finance Committee Chair if the Finance Committee Chair was also Chair of the Audit Committee. Non-employee directors were reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or any of its committees that were conducted in person.

In December 2005, the Board of Directors, pursuant to the recommendation of the Compensation Committee, approved changes to the compensation of non-employee directors that became effective on January 1, 2006. Beginning in 2006, non-employee members of the Board of Directors will receive annual retainer fees, which will be paid in cash in bi-annual installments. Each non-employee director will receive a retainer of $40,000 for his participation as a director of the Company. Directors who are members of the Audit Committee (but not the Chairperson of such committee) will receive an additional $7,500 and directors who are members of the Compensation Committee (but not the Chairperson of such committee) will receive an additional $3,750. The Chairperson of the Board of Directors and the Chair of the Audit Committee will each receive $15,000 and the Chair of each other committee of the Board of Directors, other than the Finance Committee, will receive $7,500. Because the current Chair of the Finance Committee is also the Chair of the Audit Committee, he receives no additional retainer for his position on the Finance Committee. Non-employee directors will be reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or any of its committees that are conducted in person.

Non-employee directors have historically been eligible for participation in certain of the Company’s equity incentive plans. Since May 5, 2005, option grants to non-employee directors have been made under the 2005 Plan.

Prior to January 2006, each non-employee director was eligible to receive an initial grant of an option to purchase 60,000 shares of Common Stock upon election to the Board of Directors and an annual grant of an option to purchase 20,000 shares of Common Stock on the first business day of the month following the Annual Meeting of Stockholders, provided that no annual grant could be granted to any non-employee director in the same calendar year that such person received his or her initial grant. The initial grant vested 33.3% after the conclusion of the first year and 2.7% per month over the remaining two years. The annual grant vested in equal monthly increments over a period of one year. Prior to May 5, 2005, option grants to non-employee directors were made under the Company’s Amended and Restated 1995 Non-Employee Director Stock Option Plan (the “1995 Director Option Plan”), which was originally adopted by the Board of Directors on September 28, 1995 and approved by the Company’s stockholders in October 1995. The exercise price per share for all options granted under the 1995 Director Option Plan was equal to 100% of the fair market value per share of the Common Stock as of the date of grant (determined by reference to the closing price per share of Common Stock on such date). Since May 5, 2005, all grants to non-employee directors have been made under the 2005 Plan and no awards have been made under the 1995 Director Option Plan. No additional awards will be granted under the 1995 Director Option Plan, however, awards previously granted under the 1995 Director Option Plan and still outstanding typically expire ten years from the date of grant and will continue to be subject to all the terms and conditions of the 1995 Director Option Plan.

As of the Record Date, 821,822 options held by non-employee directors were issued and outstanding pursuant to the 2005 Plan and the 1995 Director Option Plan, of which options for approximately 725,156 shares were then exercisable.

Under the new director compensation scheme, non-employee directors will continue to be eligible to receive stock-based compensation under the Company’s 2005 Plan. Annually, beginning in 2006, each non-employee director will be eligible to receive an option to purchase 10,000 shares of the Company’s Common Stock and a restricted stock award of 3,333 shares of the Company’s Common Stock. These grants will be made on the first business day of the month following the Company’s annual meeting of stockholders and vest in equal monthly installments over a one year period. New non-employee directors will be entitled to receive an option to purchase up to 60,000 shares of the Company’s Common Stock upon their election to the Board of Directors, which will vest in accordance with the Company’s standard 3-year vesting schedule.

In the interest of good corporate governance and to further align the interests of members of the Board of Directors with the Company’s stockholders, the Nominating and Corporate Governance Committee of the Board of Directors has adopted stock ownership guidelines for directors. Pursuant to these guidelines, each director of the Company is expected to hold at least 3,000 shares of the Company’s Common Stock for so long as he is a director or, in the case of certain shares acquired upon the exercise of a stock option, for nine months after termination of his service on the Board of Directors. If a director exercises a stock option, in accordance with the guidelines it is expected that such director would, from such option exercise, maintain ownership of at least a number of shares equal to twenty percent (20%) of the net value of the shares acquired (after deducting the exercise price and taxes). Directors are expected to meet the standards set forth in the guidelines within three years after the date of his or her election to the Board of Directors.

Certain Business Relationships and Related Transactions

In August 2004, Brett M. Caine succeeded Andreas von Blottnitz as President of the Company’s Citrix Online Services division ( formerly Expertcity.com, Inc. which the Company acquired in February 2004) and since then, Mr. Caine has served as the Company’s Group Vice President and General Manager, Online Group. The acquisition agreement between the Company and Expertcity provided for additional purchase price consideration of up to approximately 0.6 million shares of the Company’s Common Stock to be issued to the Expertcity stockholders, including Mr. Caine, in the event certain revenue and other financial milestones were achieved by the Expertcity business in 2004. For purposes of calculating the number of shares of the Company’s Common Stock issued to the Expertcity stockholders, the acquisition agreement provides that shares of the Company’s Common Stock issued as initial consideration and additional purchase price consideration be valued based on the average closing price of the Company’s Common Stock for the ten trading days ended two trading days prior to the closing of the acquisition, or $20.12 per share. Pursuant to these provisions, Mr. Caine received an additional 2,640 shares of the Company’s Common Stock on March 8, 2005.

Stock Performance Graph

The Stock Performance Graph set forth below compares the yearly change in the cumulative total stockholder return on the Company’s Common Stock during the period from December 31, 2000 through December 31, 2005, with the cumulative total return on the Center for Research in Securities Prices Index for The Nasdaq Stock Market National Market Index (“Nasdaq U.S. Index”), the Standard & Poor’s 500 Stock Index (“S&P 500 Index”) and the Prepackaged Software (SIC Code 7372) Index (“Peer Group Index”). The comparison assumes $100 was invested on December 31, 2000, in the Company’s Common Stock, in the Peer Group, the Nasdaq U.S. Index and the S&P 500 Index and assumes reinvestment of dividends, if any.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN

AMONG CITRIX SYSTEMS, INC.,

S&P 500 INDEX, NASDAQ U.S. INDEX AND PEER GROUP INDEX

		Years Ending
Company Name / Index	Base Period Dec00	Dec01	Dec02	Dec03	Dec04	Dec05
CITRIX SYSTEMS INC	100	100.71	54.76	94.04	108.71	127.69
S&P 500 INDEX	100	88.11	68.64	88.33	97.94	102.75
NASDAQ U.S. INDEX	100	79.32	54.84	81.99	89.22	91.12
PEER GROUP	100	84.87	58.96	75.72	83.46	82.15

The stock price performance shown on the graph above is not necessarily indicative of future price performance. Information used in the graph was obtained from Standard & Poor’s, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information. No portions of this graph shall be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this graph appears, except to the extent that the Company specifically incorporates this graph or a portion of it by reference. In addition, this graph shall not be deemed filed under either the Securities Act or the Exchange Act.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 2005, the Company believes that all Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 2005, except that each of David Henshall and Stefan Sjostrom did not file a Form 4 on a timely basis in October 2005, due to delays caused by Hurricane Wilma. These Forms 4 were subsequently filed with the SEC in November 2005.

PROPOSAL 2

APPROVAL OF THE AMENDMENT TO THE

2005 EQUITY INCENTIVE PLAN

The Board of Directors approved the adoption of the Company’s 2005 Plan in March 2005 and the Company’s stockholders approved the 2005 Plan at the Annual Meeting of Stockholders in May 2005. On February 14, 2006, subject to stockholder approval, the Board of Directors approved an amendment to the 2005 Plan (the “Plan Amendment”) to (i) increase the aggregate number of shares of Common Stock authorized for issuance under the 2005 Plan by 5.4 million shares and (ii) increase the aggregate number of shares of Common Stock issuable pursuant to restricted stock, restricted stock units, performance units or stock grants by 500,000 shares of Common Stock. We are requesting that the stockholders vote to approve the Plan Amendment to increase the number of shares reserved for issuance under the 2005 Plan by 5.4 million shares and to increase the number of shares issuable pursuant to restricted stock, restricted stock units, performance units or stock grants by 500,000 shares.

Currently, there are 10,100,000 shares of Common Stock reserved for issuance under the 2005 Plan. As of the Record Date, an aggregate of 7,029,072 shares of Common Stock remained available for future grants under the 2005 Plan. The Board of Directors believes it important to the continued success of the Company that Citrix have an adequate reserve of shares available for issuance under the 2005 Plan for use in attracting, motivating and retaining qualified employees, officers, consultants and directors. The Plan Amendment does not modify, alter or revise any other term or provision of the 2005 Plan as approved by the Company’s stockholders in May 2005.

Purpose of the 2005 Plan and Plan Amendment

The 2005 Plan allows Citrix, under the direction of the Compensation Committee, to make broad-based grants of stock options, restricted stock, restricted stock units and stock appreciation rights, any of which may or may not require the satisfaction of performance objectives, to employees and to non-employee directors through March 24, 2015. The purpose of these stock awards is to attract and retain talented employees, further align employee and stockholder interests, continue to closely link employee compensation with Company performance, and maintain a culture of ownership. The 2005 Plan provides an essential component of the total compensation package offered to employees, reflecting the importance that Citrix places on motivating and rewarding superior results with long-term, performance-based incentives. The Plan Amendment will allow the Company to continue to provide performance based incentives to its eligible employees and non-employee directors.

Approval of the amendment to the 2005 Plan is intended to enable Citrix to achieve the following objectives:

1.	The continued ability to offer stock-based incentive compensation to substantially all of Citrix’s eligible employees and non-employee directors. Citrix intends to continue to use stock options and evaluate other equity-based compensation vehicles, such as restricted stock, restricted stock units and stock appreciation rights, as the Company’s primary means of providing equity compensation to the Company’s employees. Citrix maintains a broad-based option plan. In fact, options granted to the Company’s five most highly compensated executives accounted for just 0.23%, 0.16% and 0.24% of the Company’s total outstanding shares for 2003, 2004 and 2005, respectively. In 2006, the Compensation Committee intends to grant awards of restricted stock units to certain of the Company’s senior executive officers. Such restricted stock units will be granted at a 3:1 ratio of options to restricted stock and will be subject to both performance-based and time-based vesting requirements. In order to continue to offer stock options and begin to offer other equity-based compensation vehicles, such as restricted stock, restricted stock units and stock appreciation rights to the Company’s employees, Citrix will need additional shares in the 2005 Plan and an increase in the cap on equity-based compensation vehicles.

2.	The proactive reduction of Citrix’s total stock dilution. For the past few years, the Company has actively reduced its dilution by the following actions: (1) reducing the number of options given to the Company’s employees; and (2) reducing the life of options granted from 10 to 5 years. As a result, the Company’s gross burn rate (including acquisitions) was reduced to 3.5% of the Company’s total outstanding shares in 2003, 3.4% in 2004 and 3.28% in 2005. Including forfeitures, the Company’s net burn rate was 1.0%, 1.9% and 2.1% for the same periods. Excluding options assumed and granted to companies acquired in 2005, the Company’s gross and net burn rates in 2005 were 2.68% and 1.44%, respectively.

3.	Continuation of responsible compensation and governance best practices. The 2005 Plan prohibits stock option repricing, as well as the use of discounted stock options and reload option grants without stockholder approval, and contains no evergreen features (which provide for automatic replenishment of authorized shares available under the plan). In the interest of good corporate governance, the Company has not conducted an exchange program for underwater stock options. Had the Company done so, this would have also significantly reduced its overhang.

The Company’s total overhang has also been impacted by an active stock repurchase program, which was initiated in July 2000. During the six-year period ending December 31, 2005, the Company has repurchased 49.9 million shares under this program. The Company believes that its stock repurchase program represents a valuable use of cash that has improved shareholder value. Overhang is calculated as total options outstanding divided by the total shares outstanding. Because overhang increases as total shares outstanding decrease, the effect of the Company’s stock repurchase program has been to increase the Company’s overhang by more than 25%. Specifically, if the Company had not repurchased 49.9 million shares under the program to date, overhang as of December 31, 2005 would have been 15.14% instead of 19.42%.

Background on Stock Compensation at Citrix

The use of stock options has long been a vital component of Citrix’s overall compensation philosophy, which is premised on the principle that any long-term pay-for-performance incentive compensation should be closely aligned with stockholders’ interests. Over the years, we believe that the Company has been very successful in achieving this objective through the use of fixed-price stock options for the majority of its employees. Fixed-price stock options align employees’ interests directly with those of other stockholders, because an increase in stock price after the date of award is necessary for employees to realize any value, thus rewarding employees only upon improved stock price performance.

We believe that stock options, the core of Citrix’s long-term employee incentive and retention program, have been effective in enabling the Company to attract and retain the talent critical for an innovative and growth-focused company. Citrix’s compensation programs include base salary, cash incentive compensation tied to Company financial and personal goals as well as stock-based compensation. Citrix has a long history of linking employee compensation to the Company’s long-term stock performance. For more than 10 years, the Company has been granting stock options to employees. As a result, under the Company’s current stock option program, all general full-time and part-time employees are eligible for stock option grants upon hire with Citrix. Annual grants are made to a subset of all eligible employees in connection with a focused evaluation of strategic value and in cases of extraordinary performance. We believe that stock-based compensation should not be limited to senior management and that employees should have a stake in the future of the Company. Over the last five years, only 5.5% of all option grants were made to the Company’s five most highly compensated executive officers. We believe that the Company’s focus on pay-for-performance, as well as broad-based employee participation as stockholders, have been key contributing factors in enabling Citrix’s growth. Please read the “Report of the Compensation Committee of the Board of Directors on Executive Compensation” included in this Proxy Statement for additional information on the Company’s compensation programs.

Citrix intends to continue to use stock options and evaluate other equity-based compensation vehicles, such as restricted stock, restricted stock units and stock appreciation rights, as the Company’s primary means of providing equity compensation to the Company’s employees. In 2006, the Compensation Committee intends to grant awards of restricted stock units to certain of the Company’s senior executive officers. Such restricted stock units will be granted at a 3:1 ratio of options to restricted stock and will be subject to both performance-based and time-based vesting requirements. Please read the “Report of the Compensation Committee of the Board of Directors on Executive Compensation” included in this Proxy Statement for additional information on the Company’s restricted stock practices.

We strongly believe that the Company’s equity compensation programs and emphasis on employee stock ownership have been integral to the Company’s success in the past and will be important to the Company’s ability to achieve consistent performance in the years ahead. We believe that consistent performance is achieved through the ability to attract, retain and motivate the employee talent critical to attaining long-term improved Company performance and stockholder returns. Therefore, we consider approval of the amendment to the 2005 Plan vital to Citrix’s future success.

Summary of the 2005 Plan

The following is a summary of certain major features of the 2005 Plan. This summary is subject to the specific provisions contained in the full text of the 2005 Plan set forth as Exhibit A to the Company’s proxy statement mailed to its stockholders on April 1, 2005 and the Plan Amendment in Exhibit A hereto.

Eligibility

Only employees of Citrix and its subsidiaries and affiliates, consultants and non-employee directors of Citrix, are eligible to receive awards under the 2005 Plan. The Compensation Committee determines which employees will participate in the 2005 Plan. As of the Record Date, there were approximately 3,236 employees and 6 non-employee directors who were eligible to participate in the 2005 Plan.

Awards

The 2005 Plan allows the Compensation Committee to grant stock options, stock appreciation rights, restricted stock, performance units, stock awards or restricted stock units, any or all of which may be made contingent upon the achievement of performance criteria. Subject to plan limits, the Compensation Committee has the discretionary authority to determine the size of an award. The addition of performance-based requirements will be considered in light of the Company’s total compensation program and the significant level of pay-for-performance requirements already incorporated into its compensation practices. As of the Record Date, under the 2005 Plan, there were (i) 7,029,072 shares of Common Stock authorized but unissued, (ii) 2,974,486 shares of Common Stock issuable upon exercise of outstanding but unexercised options and (iii) 82,579 shares of non-vested stock issued.

Shares Authorized for Restricted Stock, Restricted Stock Units, Performance Units or Stock Grants

Currently, the 2005 Plan provides that the number of shares of Common Stock issued pursuant to restricted stock, restricted stock units, performance units or stock grants cannot exceed 500,000 shares of Common Stock (subject to certain provisions of the 2005 Plan). The Plan Amendment would increase the aggregate number of shares of Common Stock issuable pursuant to restricted stock, restricted stock units, performance units or stock grants by 500,000 shares of Common Stock to a maximum of 1,000,000 shares of Common Stock.

Vesting and Exercise of Stock Options

The exercise price of stock options granted under the 2005 Plan may not be less than the market value of the Common Stock on the date of grant (fair market value is the closing price for the Common Stock as reported on the Nasdaq National Market, or on any national securities exchange on which the Common Stock is then listed, for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported). The closing sales price of Citrix Common Stock on March 20, 2006 was $35.81 per share. The option term may not be longer than ten years, however, the Company’s recent practice has been to grant options with only a five-year term. The Compensation Committee determines at the time of grant when each stock option becomes exercisable, including the establishment of required performance vesting criteria, if any. Citrix may require, prior to issuing Common Stock under the 2005 Plan, that the participant remit an amount in cash or Common Stock sufficient to satisfy tax withholding requirements.

Vesting of Restricted Stock and Stock Unit Awards

The Compensation Committee may make the grant, issuance, retention and/or vesting of restricted stock and stock unit awards contingent upon continued employment with Citrix, the passage of time, or such performance criteria and the level of achievement versus such criteria as it deems appropriate In 2006, the Compensation Committee intends to grant awards of restricted stock units to certain of its senior executive officers. Such restricted stock units will be granted at a 3:1 ratio of options to restricted stock and will be subject to both performance-based and time-based vesting requirements. Please read the “Report of the Compensation Committee of the Board of Directors on Executive Compensation” included in this Proxy Statement for additional information on the Company’s restricted stock practices.

Eligibility Under Section 162(m)

Awards may, but need not, include performance criteria that satisfy Section 162(m) of the Tax Code. To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m), the performance criteria may include one of the following criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Compensation Committee in the award. Among other things,

1. Operating margin, gross margin or profit margin	2. Performance relative to peers

3. EPS or pro forma EPS	4. Divisional or operating segment financial and operating performance

5. Revenue or bookings	6. Total return on shares of Common Stock relative to increase in appropriate stock index selected by Compensation Committee

7. Expenses or operating expenses	8. Other financial measures determined by the Compensation Committee

9. Attainment of strategic and operational objectives	10. Customer satisfaction indicators

11. Completion of number of years of service with Citrix	12. Cash flow

13. Net income, operating income or pre-tax income	14. Stock price increase

15. Growth or growth rates with respect to any of the foregoing measures	16. Other performance measures determined by the Compensation Committee

17. Any combination of the foregoing

To the extent that an award under the 2005 Plan is designated as a “performance award,” but is not intended to qualify as performance-based compensation under Section 162(m), the performance criteria can include the achievement of strategic objectives as determined by the Board of Directors.

The Compensation Committee may appropriately adjust any evaluation of performance under the performance criteria to exclude any of the following events that occur during a performance period:

•	Asset write-downs or impairment;

•	Litigation or claim judgments or settlements;

•	The effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results;

•	Accruals for reorganization and restructuring programs;

•	Any extraordinary non-recurring items including those described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; and

•	Any other extraordinary items adjusted from the Company’s U.S. GAAP results in the Compensation Committee’s discretion.

Notwithstanding satisfaction or completion of any performance criteria described above, to the extent specified at the time of grant of an award, the number of shares of Common Stock, stock options or other benefits granted, issued, retainable and/or vested under an award on account of satisfaction of performance criteria may be reduced by the Compensation Committee on the basis of such further considerations as the Compensation Committee, in its sole discretion, determines.

Transferability

Unless otherwise determined by the Compensation Committee, awards granted under the 2005 Plan are not transferable except by will or the laws of descent and distribution. The Compensation Committee will have sole discretion to permit the transfer of an award.

Administration

The Compensation Committee, which is made up entirely of independent directors, administers the 2005 Plan. The Compensation Committee determines who receives awards, determines the number of shares covered thereby, and, subject to the terms and limitations expressly set forth in the 2005 Plan, establishes the terms, conditions and other provisions of the grants. The Compensation Committee may interpret the 2005 Plan and establish, amend and rescind any rules relating to the 2005 Plan. The Compensation Committee may delegate to an executive officer or officers the authority to grant awards under the 2005 Plan to employees who are not officers, and to consultants or advisors, in accordance with such guidelines as the Compensation Committee shall set forth at any time or from time to time

Amendments

The Board of Directors may at any time terminate the 2005 Plan or make such modifications of the 2005 Plan as it shall deem advisable; provided that the Board of Directors will not modify or amend the 2005 Plan without stockholder approval to the extent required by the Tax Code or the rules of Nasdaq or the SEC. In addition, the Board of Directors will not amend the provisions prohibiting repricing or reload grants without shareholder approval. Unless the Board otherwise expressly provides at the time of grant, no amendment of the 2005 Plan shall affect the terms of any Award outstanding on the date of such amendment.

On February 14, 2006, the Board of Directors approved the Plan Amendment to increase (i) the aggregate number of shares we are authorized to issue under the 2005 Plan by 5.4 million shares and (ii) the aggregate number of shares of Common Stock issuable pursuant to restricted stock, restricted stock units, performance units or stock grants by 500,000 shares of Common Stock. We are now requesting that the stockholders vote to approve the Plan Amendment to increase the number of shares reserved for issuance under the 2005 Plan by 5.4 million shares and to increase the number of shares issuable pursuant to restricted stock, restricted stock units, performance units or stock grants by 500,000 shares.

Adjustments

In the event of a stock dividend, recapitalization, stock split, combination of shares, extraordinary dividend of cash or assets, reorganization, or exchange of Citrix’s Common Stock or any similar event affecting Citrix’s Common Stock, the Compensation Committee shall adjust the number and kind of shares available for grant under the 2005 Plan, and subject to the various limitations set forth in the 2005 Plan, the number and kind of shares subject to outstanding awards under the 2005 Plan, and the exercise or settlement price of outstanding stock options and of other awards.

Acquisitions

Effective upon the consummation of an Acquisition (as defined below), the Compensation Committee or the board of directors of the surviving or acquiring entity, shall, as to outstanding awards (on the same basis or on different bases as the Compensation Committee shall specify), make appropriate provision for the continuation of such awards by the Company or the assumption of such awards by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such awards either (i) the consideration payable with respect to the outstanding shares of Citrix’s Common Stock in connection with the Acquisition (net of any exercise price of such awards), (ii) shares of stock of the surviving or acquiring entity or (iii) such other securities or other consideration as the Compensation Committee deems appropriate, the fair market value of which shall not materially differ from the fair market value of the shares of Common Stock subject to such awards immediately preceding the Acquisition. In the event such surviving or acquiring entity (if any) does not assume or substitute awards, such awards shall become exercisable in full prior to the consummation of the Acquisition at such time and on such conditions as the Compensation Committee determines, and if such awards are not exercised prior to the consummation of the Acquisition, they shall terminate at such time as determined by the Compensation Committee.

In addition to or in lieu of the foregoing, with respect to outstanding options, the Compensation Committee may, upon written notice to the affected optionees, provide that one or more options then outstanding must be exercised, in whole or in part, within a specified number of days of the date of such notice, at the end of which period such options shall terminate, or provide that one or more options then outstanding, in whole or in part, shall be terminated in exchange for a cash payment equal to the excess of the fair market value for the shares subject to such options over the exercise price thereof. Unless otherwise determined by the Compensation Committee, and assuming there is no acceleration of vesting as provided above, any repurchase rights or other rights of the Company that relate to an option or other award shall continue to apply to consideration, including cash, that has been substituted, assumed or amended for an option or other award. The Company may hold in escrow all or any portion of any such consideration in order to effectuate any continuing restrictions.

Notwithstanding anything to the contrary in the 2005 Plan, the Compensation Committee may provide that the vesting of any or all awards shall accelerate upon an Acquisition. In such case, such awards shall become exercisable in full prior to the consummation of the Acquisition at such time and on such conditions as the Compensation Committee determines, and if such awards are not exercised prior to the consummation of the Acquisition, they shall terminate at such time as determined by the Compensation Committee.

Notwithstanding anything to the contrary in the 2005 Plan, in the event of an involuntary termination of services for any reason other than death, disability or Cause (as defined in the 2005 Plan) within 6 months following the consummation of an Acquisition, any awards assumed or substituted in an Acquisition which are subject to vesting conditions and/or a right of repurchase in favor of the Company or a successor entity, shall accelerate in full. All such accelerated awards shall be exercisable for a period of one year following termination, but in no event after expiration date of such award.

In the event of an Acquisition while a participant is a non-employee director, the vesting of any and all awards held by such participant shall become exercisable in full prior to the consummation of the Acquisition at such time and on such conditions as the Compensation Committee determines, and if such awards are not exercised prior to the consummation of the Acquisition, they shall terminate at such time as determined by the Compensation Committee.

Under the 2005 Plan, an “Acquisition” is defined as a (i) merger or consolidation of the Company into another person (i.e., which merger or consolidation the Company does not survive), (ii) the sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions (other than in a spin-off or similar transaction), unless, in the case of foregoing clauses (i) and (ii), securities possessing more than 50% of the total combined voting power of the survivor’s or acquiror’s outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities immediately prior to that transaction, (iii) any person or group directly or indirectly acquires beneficial ownership of securities possessing more than 30% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders that the Board does not recommend the stockholders accept, or (iv) any other acquisition of the business of the Company in which a majority of the Board votes in favor of a decision that an Acquisition has occurred.

U.S. Tax Consequences

Stock option grants under the 2005 Plan may be incentive stock options designed to qualify under Section 422 of the Tax Code or may be non-qualified stock options governed by Section 83 of the Tax Code. Generally, no federal income tax is payable by a participant upon the grant of a stock option and no deduction is taken by the Company. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the Common Stock on the exercise date and the stock option grant price. Citrix will be entitled to a corresponding deduction on its income tax return. A participant will have no taxable income upon exercising an incentive stock option after the applicable holding periods have been satisfied (except that alternative minimum tax may apply), and Citrix will receive no deduction when an incentive stock option is exercised. The treatment for a participant of a disposition of shares acquired through the exercise of an option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. Citrix may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

Restricted stock and restricted stock units are also governed by Section 83 of the Tax Code. Generally, no taxes are due when the award is initially made, but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (i.e., becomes vested or transferable). Income tax is paid on the value of the stock at ordinary income rates when the restrictions lapse, and then at capital gain rates when the shares are sold. Units are not taxable until they are settled in stock. Income tax is paid on the value of the stock at ordinary income rates when the stock is issued to the participant.

As described above, awards granted under the 2005 Plan may qualify as “performance-based compensation” under Section 162(m) in order to preserve federal income tax deductions by Citrix with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1,000,000 and paid to one of Citrix’s five most highly compensated executive officers. To so qualify, options and other awards must be granted under the 2005 Plan by a committee consisting solely of two or more “outside directors” (as defined under Section 162 regulations) must be granted at fair market value and must satisfy the 2005 Plan’s limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for awards other than options to qualify, the grant, issuance, vesting or retention of the award must be contingent upon satisfying one or more of the performance criteria described above, as established and certified by a committee consisting solely of two or more “outside directors.”

For a discussion of Citrix’s executive compensation philosophy, see “Report of the Compensation Committee of the Board of Directors on Executive Compensation.”

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

THE AMENDMENT TO THE CITRIX SYSTEMS, INC.

2005 EQUITY INCENTIVE PLAN.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has retained the firm of Ernst & Young, independent registered public accountants, to serve as independent registered public accountants for the fiscal year ending December 31, 2006. Ernst & Young has served as the Company’s independent registered public accounting firm since 1989. The Audit Committee reviewed and discussed its selection of, and the performance of, Ernst & Young for the fiscal year ending December 31, 2005. As a matter of good corporate governance, the Audit Committee has determined to submit its selection to stockholders for ratification. If the selection of registered public accountants is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The Audit Committee of the Board of Directors has implemented procedures under the Company’s Audit Committee Pre-Approval Policy for Audit and Non-Audit Services (the “Pre-Approval Policy”) to ensure that all audit and permitted non-audit services to be provided to the Company have been pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of Ernst & Young for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before it may be provided by Ernst & Young. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee. All of the audit-related, tax and all other services provided by Ernst & Young to the Company in 2005 and 2004 were approved by the Audit Committee by means of specific pre-approvals or pursuant to the procedures contained in the Pre-Approval Policy. All non-audit services provided in 2005 and 2004 were reviewed with the Audit Committee, which concluded that the provision of such services by Ernst & Young was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. For additional information concerning the Audit Committee and its activities with Ernst & Young, see “The Board of Directors and its Committees” and “Report of the Audit Committee of the Board of Directors.”

Representatives of Ernst & Young attended all in-person meetings of the Audit Committee in 2005. We expect that a representative of Ernst & Young will attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

Fees Billed by Ernst & Young

The following table shows the aggregate fees for professional services rendered by Ernst & Young to the Company during the fiscal years ended December 31, 2005 and December 31, 2004.

	2005	2004
Audit Fees	$3,030,000	$3,119,000
Audit-Related Fees	$475,000	$510,000
Tax Fees	$1,959,000	$1,741,000
All Other Fees	$6,000	$107,000

Total	$5,470,000	$5,477,000

Audit Fees

Audit Fees for both years consist of fees for professional services associated with the annual consolidated financial statements audit, review of the interim consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, services that are normally provided by Ernst & Young in connection with statutory audits required internationally, and regulatory filings. Audit Fees for both years also include fees for professional services rendered for the audits of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting both as promulgated by Section 404 of the Sarbanes-Oxley Act.

Audit-Related Fees

Audit-Related Fees consist of fees for services for the annual audits of employee benefit plans. Audit-Related Fees for 2005 and 2004 also include fees for professional services rendered for potential business combinations, internal control reviews and assistance with assessing the impact of proposed standards, rules or interpretations proposed by standard-setting bodies.

Tax Fees

Tax Fees consist of fees for professional services rendered for assistance with federal, state, local and international tax compliance. Tax compliance fees were approximately $405,000 for 2005 and $753,000 for 2004. Tax Fees also include fees of approximately $1,567,000 for 2005 and $944,000 for 2004 for services rendered for tax examination assistance, tax research and tax planning services in the countries in which the Company does business.

All Other Fees

All Other Fees for both years included fees for technical publications purchased from the independent auditor.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG AS CITRIX’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2006.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at the 2007 Annual Meeting of Stockholders of the Company, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must be received at the Company’s principal executive offices not later than December 15, 2006. Under the Company’s By-Laws, stockholders who wish to make a proposal at the 2007 Annual Meeting—other than one that will be included in the Company’s Proxy Statement—must notify the Company between November 15, 2006 and December 15, 2006. If a stockholder who wishes to present a proposal fails to notify the Company by December 15, 2006 and such proposal is brought before the 2007 Annual Meeting, then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2007 Annual Meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested, to Citrix Systems, Inc., 851 West Cypress Creek Road, Fort Lauderdale, FL 33309, Attention: Secretary.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by the Company and, in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone, e-mail or telegraph following the original solicitation. The Company has retained The Altman Group, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $8,500, plus reimbursement of expenses.

EXHIBIT A

AMENDMENT TO

CITRIX SYSTEMS, INC.

2005 EQUITY INCENTIVE PLAN

WHEREAS, Citrix Systems, Inc. (the “Company”) desires to amend the Citrix Systems, Inc. 2005 Equity Incentive Plan (the “Plan”) to (i) increase the aggregate number of shares authorized for issuance under the Plan by 5.4 million shares of common stock, par value $.001 per share, of the Company (the “Common Stock”) and (ii) increase the aggregate number of shares of Common Stock issuable pursuant to restricted stock, restricted stock units, performance units or stock grants by 500,000 shares of Common Stock (the “Plan Amendment”); and

WHEREAS, on February 14, 2006, subject to stockholder approval, the Board of Directors of the Company approved the Plan Amendment.

NOW THEREFORE, in accordance with Section 15 of the Plan, the Plan is hereby amended as follows:

1.	Section 4 of the Plan is hereby amended by deleting the first paragraph thereof in its entirety and substituting the following in lieu thereof:

“At no time shall the number of shares of Stock issued pursuant to or subject to outstanding Awards granted under the Plan (including pursuant to Incentive Options), nor the number of shares of Stock issued pursuant to Incentive Options, exceed 15,500,000 shares of Stock; subject, however, to the provisions of Section 8 of the Plan. In addition to the foregoing, at no time shall the number of shares of Stock issued pursuant to Restricted Stock, Restricted Stock Units, Performance Units or Stock Grants exceed 1,000,000 shares of Stock; subject, however, to the provisions of Section 8 of the Plan.”

2.	The Plan Amendment shall be effective upon approval of the stockholders of the Company at the 2006 Annual Meeting of Stockholders. If the Plan Amendment is not so approved at such meeting, then the amendment to the Plan set forth herein shall be void ab initio.

3.	Except herein above provided, the Plan is hereby ratified, confirmed and approved in all respects.

A-1

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Citrix Systems, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Citrix Systems, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

Do not return your Proxy Card if you are voting

by Telephone or Internet

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CITRX1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CITRIX SYSTEMS, INC.

1. To elect two members to the Board of Directors to serve for three-year terms as Class II Directors:	For All	Withhold For All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.
The Board of Directors recommends a vote FOR all Nominees:	☐	☐	☐	_________________________________________

(01) Thomas F. Bogan, (02) Gary E. Morin

Vote On Option Plan Amendment		Vote On Independent Registered Public Accountants

	For	Against	Abstain		For	Against	Abstain

2. Amendment to the 2005 Equity Incentive Plan	☐	☐	☐	3. Ratify Ernst & Young LLP as independent registered public accountants for 2006	☐	☐	☐

The Board of Directors recommends a vote FOR proposals 2 and 3.	This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name(s) appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

For address changes/comments, please check this box and write them on the back where indicated.			☐
	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

HOUSEHOLDING ELECTION—Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)		Date

PROXY

CITRIX SYSTEMS, INC.

Proxy for Annual Meeting of Stockholders

May 18, 2006

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Citrix Systems, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 14, 2006, and hereby appoints Mark B. Templeton and David J. Henshall, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at our San Jose offices where the Company’s Application Networking Group is located at 180 Baytech Drive, San Jose, CA 95134 on May 18, 2006 at 5:00 p.m. local time, and at any adjournments or postponements thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THESE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” THE PROPOSALS IN ITEMS 2 AND 3. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER ON ANY MATTER INCIDENTAL TO THE FOREGOING OR ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE